UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ADMINISTAFF, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Paul J. Sarvadi Chairman of the Board and Chief Executive Officer
March 30, 2009
Dear Stockholder:
On behalf of your Board of Directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at Administaff’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 5, 2009 at 3:00 p.m.
It is important that your shares are represented at the meeting. Whether or not you plan to attend the meeting, please complete and return the enclosed proxy card in the accompanying envelope or vote using the telephone or Internet procedures that may be provided to you. Please note that voting using any of these methods will not prevent you from attending the meeting and voting in person.
You will find information regarding the matters to be voted on at the meeting in the following pages. Our 2008 Annual Report to Stockholders is also enclosed with these materials.
Your interest in Administaff is appreciated, and we look forward to seeing you on May 5th.
Sincerely,
Paul J. Sarvadi
Chairman of the Board and Chief Executive Officer

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 5, 2009
Kingwood, Texas
     The Annual Meeting of the Stockholders of Administaff, Inc., a Delaware corporation (the “Company”), will be held at the Company’s Corporate Headquarters in the Auditorium in Centre I, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339, on May 5, 2009 at 3:00 p.m. (Central Daylight Saving Time), for the following purposes:
1.	To elect two Class II directors to serve until the 2012 Annual Meeting of Stockholders or until their successors have been elected and qualified.

2.	To approve the amendment and restatement of the Administaff, Inc. 2001 Incentive Plan.

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the year ending December 31, 2009.

4.	To act upon such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 5, 2009: A full set of all proxy materials is enclosed with this Notice.
Additionally, the Company’s Proxy Statement, Annual Report and other proxy materials are available at http://www.administaff.com/AnnualMeeting.
     Only stockholders of record at the close of business on March 9, 2009 are entitled to notice of, and to vote at, the meeting.

     It is important that your shares be represented at the Annual Meeting of Stockholders regardless of whether you plan to attend. Therefore, please mark, sign, date and return the enclosed proxy. If you are present at the meeting, and wish to do so, you may revoke the proxy and vote in person.

By Order of the Board of Directors

Daniel D. Herink Senior Vice President of Legal, General Counsel and Secretary

March 30, 2009
Kingwood, Texas

ADMINISTAFF, INC.
A Delaware Corporation
19001 Crescent Springs Drive
Kingwood, Texas 77339-3802
PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS OF
ADMINISTAFF, INC.
TO BE HELD ON TUESDAY, MAY 5, 2009
Solicitation
          The accompanying proxy is solicited by the Board of Directors of Administaff, Inc., a Delaware corporation (the “Company” or “Administaff”), for use at the 2009 Annual Meeting of Stockholders to be held on May 5, 2009, and at any reconvened meeting after an adjournment thereof. The Annual Meeting of Stockholders will be held at 3:00 p.m. (Central Daylight Saving Time), at the Company’s Corporate Headquarters, Centre I in the Auditorium located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas 77339.
Voting Information
          You may vote in one of four ways:
•	by attending the meeting and voting in person;

•	by signing, dating and returning your proxy in the envelope provided;

•	by submitting your proxy on the Internet at the address listed on your proxy card; or

•	by submitting your proxy using the toll-free number listed on your proxy card.
          If your shares are held in an account at a brokerage firm or bank, you may submit your voting instructions by signing and timely returning the enclosed voting instruction form, by Internet at the address shown on your voting instruction form, by telephone using the toll-free number shown on that form, or by providing other proper voting instructions to the registered owner of your shares.
          If you either return your signed proxy or submit your proxy using the Internet or telephone procedures that may be available to you, your shares will be voted as you direct. If the accompanying proxy is properly executed and returned, but no voting directions are indicated thereon, the shares represented thereby will be voted FOR each of the proposals set forth in this proxy statement. In addition, the proxy confers discretionary authority to the persons named in the proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting of Stockholders. The Board of Directors is not currently aware of any such other matters. Any stockholder of record giving a proxy has the power to revoke it at any time before it is voted by: (i) submitting written notice of revocation to the Secretary of the Company at the address listed above; (ii) submitting another proxy that is properly signed and later dated; (iii) submitting a proxy again on the Internet or by telephone; or (iv) voting in person at the Annual Meeting. Stockholders who hold their shares through a nominee or broker are invited to attend the meeting but must obtain a signed proxy from the broker in order to vote in person.
          The Company pays the expense of preparing, printing and mailing proxy materials to our stockholders. Our transfer agent, BNY Mellon Shareowner Services, will assist in the solicitation of proxies from stockholders at a fee of approximately $500 plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally or by telephone by officers or employees of the Company, none of whom will receive additional compensation. We will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of our Common Stock.
          The approximate date on which this proxy statement and the accompanying proxy card will first be sent to stockholders is March 30, 2009.

          At the close of business on March 9, 2009, the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the 2009 Annual Meeting of Stockholders or any reconvened meeting after an adjournment thereof, 25,428,489 shares of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), were outstanding. Each share of Common Stock is entitled to one vote upon each of the matters to be voted on at the meeting. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock is required for a quorum. If a quorum is present at the meeting, under the Company’s Bylaws, action on a matter (other than the election of directors) shall be approved if the votes cast in favor of the matter exceed the votes cast opposing the matter. In addition, under the rules of the New York Stock Exchange, votes representing more than 50% of the Company’s outstanding shares of Common Stock must be cast on the proposal to approve the amendment and restatement of the Administaff, Inc. 2001 Incentive Plan (“2001 Incentive Plan”). Directors of the Company shall be elected by a plurality of the votes cast. In determining the number of votes cast, shares abstaining from voting or not voted on a matter will not be treated as votes cast. Accordingly, although proxies containing broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are considered “shares present” in determining whether there is a quorum present at the Annual Meeting, they are not treated as votes cast with respect to any matter. Thus, broker non-votes will have the effect of a vote against the proposal to approve the amendment and restatement of the 2001 Incentive Plan if votes representing fewer than 50% of the Company’s outstanding stock are cast on the proposal, but will not affect the outcome of the voting on any other proposal.
SECURITY OWNERSHIP
          The table below sets forth, as of March 9, 2009, certain information with respect to the shares of Common Stock beneficially owned by: (i) each person known by the Company to beneficially own 5% or more of the Common Stock; (ii) each director and director nominee of the Company; (iii) each of the executive officers of the Company identified in the Summary Compensation Table on page 21 of this proxy statement; and (iv) all directors, director nominees and executive officers of the Company as a group.

	Amount and
	Nature of
	Beneficial
Name of Beneficial Owner	Ownership (1)		Percent of Class
Michael W. Brown	16,543		*
Jack M. Fields, Jr.	6,689		*
Eli Jones	8,077		*
Paul S. Lattanzio	27,848		*
Gregory E. Petsch	21,676		*
Richard G. Rawson	1,185,207	(2)	4.64%
Paul J. Sarvadi	2,362,328	(3)	9.22%
Austin P. Young	29,669		*
A. Steve Arizpe	337,134	(4)	1.31%
Jay E. Mincks	188,694		*
Douglas S. Sharp	133,612		*
Barclays Global Investors, NA	1,417,767	(5)	5.58%
Columbia Wanger Asset Management, L.P.	2,679,000	(6)	10.54%
Jennison Associates, LLC	1,280,405	(7)	5.04%
Prudential Financial, Inc.	1,471,929	(8)	5.79%
T. Rowe Price Associates, Inc.	1,567,869	(9)	6.17%
Executive Officers and Directors as a group (12 persons)	4,374,485		16.68%

*	Represents less than 1%.

(1)	Except as otherwise indicated, each of the stockholders has sole voting and investment power with respect to the securities shown to be owned by such stockholder. The address for each officer and director is in care of Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.

The number of shares of Common Stock beneficially owned by each person includes options exercisable on March 9, 2009 or within 60 days after March 9, 2009 and excludes options not exercisable within 60 days after March 9, 2009 (currently there are no unvested stock options). The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock as of March 9, 2009. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options		Unvested
Name of Beneficial			Restricted
Owner	Exercisable	Not Exercisable	Stock
Michael W. Brown	14,017	—	—
Jack M. Fields, Jr.	6,517	—	—
Eli Jones	—	—	—
Paul S. Lattanzio	15,000	—	—
Gregory E. Petsch	15,000	—	—
Austin P. Young	22,500	—	—
Richard G. Rawson	133,480	—	56,001
Paul J. Sarvadi	194,093	—	62,334
A. Steve Arizpe	217,294	—	58,001
Jay E. Mincks	109,546	—	58,001
Douglas S. Sharp	61,001	—	44,667

(2)	Includes 442,266 shares owned by the RDKB Rawson LP, 408,102 shares owned by the R&D Rawson LP, 350 shares owned by Dawn M. Rawson (spouse), 50 shares owned by Kimberly Rawson (daughter) and 50 shares owned by Barbie Rawson (daughter). Mr. Rawson shares voting and investment power with respect to 450 shares owned by his wife and daughters.

(3)	Includes 1,364,273 shares owned by Our Ship Limited Partnership, Ltd., 641,506 shares owned by the Sarvadi Children’s Limited Partnership, 142,812 shares owned by Paul J. Sarvadi and Vicki D. Sarvadi, JT TEN and 19,644 shares owned by six education trusts established for the benefit of the children of Paul J. Sarvadi. Mr. Sarvadi shares voting and investment power over all such shares with his wife, Vicki D. Sarvadi.

(4)	Includes 119,842 shares owned by A. Steve Arizpe and Charissa Arizpe (spouse). Mr. Arizpe shares voting and investment power over all such shares with his wife.

(5)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. Barclays Global Investors, NA, Barclays Global Fund Advisors, and Barclays Global Investors, LTD reported sole voting power with respect to 1,070,462 shares, and sole dispositive power with respect to 1,417,767 shares. These entities’ principal business office address is 400 Howard Street, San Francisco, CA 94105.

(6)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009. Columbia Wanger Asset Management, L.P. reported sole voting power with respect to 2,564,000 shares, and sole dispositive power with respect to 2,679,000 shares. The address of Columbia Wanger Asset Management L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(7)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009. Jennison Associates, LLC reported sole voting power with respect to 1,256,405 shares, and shared dispositive power with respect to 1,280,405 shares. Prudential Financial, Inc. owns 100% of the equity interests in Jennison Associates, LLC. Thus, these shares are included in Prudential Financial, Inc.’s beneficial ownership. The address of Jennison Associates, LLC is 466 Lexington Avenue, New York, NY 10017.

(8)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 6, 2009. Prudential Financial, Inc. reported sole voting power with respect to 261,877 shares, shared voting power with respect to 1,179,152 shares, sole dispositive power with respect to 261,877 shares, and shared dispositive power with respect to 1,210,052 shares. Includes shares beneficially owned by Jennison Associates, LLC. See Note (7). The address of Prudential Financial, Inc. is 751 Broad Street, Newark, NJ 07102-3777.

(9)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 11, 2009. T. Rowe Price Associates, Inc. (Price Associates) reported sole voting power with respect to 557,819 shares, and sole dispositive power with respect to 1,567,869 shares. These securities are owned by various individual and institutional investors which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS
General
          The Company’s Certificate of Incorporation and Bylaws provide that the number of directors on the Board of Directors shall be fixed from time to time by the Board of Directors but shall not be less than three nor more than 15 persons. The number of members constituting the Board of Directors is currently fixed at eight.
          In accordance with the Certificate of Incorporation of the Company, the members of the Board of Directors are divided into three classes and are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office, or until a successor is duly elected and qualified. The Certificate of Incorporation also provides that such classes shall be as nearly equal in number as possible. The terms of office of the Class I, Class II and Class III directors expire at the Annual Meeting of Stockholders in 2011, 2009 and 2010, respectively.
          The term of office of each of the current Class II directors expires at the time of the 2009 Annual Meeting of Stockholders, or as soon thereafter as their successors are elected and qualified. Mr. Sarvadi and Mr. Young have been nominated to serve an additional three-year term as Class II directors. All nominees have consented to be named in this proxy statement and to serve as a director if elected.
          It is the intention of the person or persons named in the accompanying proxy card to vote for the election of all nominees named below unless a stockholder has withheld such authority. The affirmative vote of a plurality of the votes cast by holders of the Common Stock present in person or by proxy at the 2009 Annual Meeting of Stockholders is required for election of the nominees.
          If, at the time of or prior to the 2009 Annual Meeting of Stockholders, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Nominees — Class II Directors (For Terms Expiring at the 2012 Annual Meeting)
          Paul J. Sarvadi. Mr. Sarvadi, age 52, Chairman of the Board and Chief Executive Officer and co-founder of the Company and its subsidiaries, is a Class II director and has been a director and Chairman of the Board since the Company’s inception in 1986. He has also served as the Chief Executive Officer of the Company since 1989. He also served as President of the Company from 1989 until August 21, 2003. He attended Rice University and the University of Houston prior to starting and operating several small companies. Mr. Sarvadi has served as President of the National Association of Professional Employer Organizations (“NAPEO”) and was a member of its Board of Directors for five years. He also served as President of the Texas Chapter of NAPEO for three of the first four years of its existence. Mr. Sarvadi serves on the Board of Trustees of the DePelchin Children’s Center in Houston. In 1995, Mr. Sarvadi was selected as Houston’s Ernst & Young Entrepreneur of the Year for service industries and in 2001, he was selected as the 2001 National Ernst & Young Entrepreneur of the Year for service industries. In 2004, he received the Conn Family Distinguished New Venture Leader Award from Mays Business School at Texas A&M University. In 2007, he was inducted into the Texas Business Hall of Fame.
          Austin P. Young. Mr. Young, age 68, joined the Company as a Class II director in January 2003. He is Chairman of the Company’s Finance, Risk Management and Audit Committee and a member of the Nominating and Corporate Governance Committee. Mr. Young served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001 when he retired. From 1996 to 1999, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years and was a partner in the Houston and New York offices of KPMG before joining American General. Mr. Young currently serves as a Director and Chairman of the Audit Committees of Tower Group, Inc. and Amerisafe, Inc. He is a member of the Houston and State Chapters of the Texas Society of CPAs, the American Institute of CPAs, and the Financial Executives Institute. He holds an accounting degree from the University of Texas.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” BOTH NOMINEES LISTED ABOVE, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.
Directors Remaining in Office
          Michael W. Brown. Mr. Brown, age 63, joined the Company as a Class I director in November 1997. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Brown is the past Chairman of the Nasdaq Stock Market Board of Directors and a past governor of the National Association of Securities Dealers. Mr. Brown joined Microsoft Corporation in 1989 as its Treasurer and became its Chief Financial Officer in 1993, in which capacity he served until his retirement in July 1997. Prior to joining Microsoft, Mr. Brown spent 18 years with Deloitte & Touche LLP. Mr. Brown is also a director of EMC Corporation, VMware, Inc., 360networks, FatKat, Inc., Pipeline Financial Group, Inc., and Thomas Weisel Partners and serves on the audit committees of EMC Corporation, Thomas Weisel Partners and VMware, Inc. He is a member of the Particle Economics Research Institute. Mr. Brown holds a Bachelor of Science in Economics from the University of Washington in Seattle.
          Jack M. Fields, Jr. Mr. Fields, age 57, joined the Company as a Class III director in January 1997 following his retirement from the United States House of Representatives, where he served for 16 years. Mr. Fields is a member of the Company’s Compensation Committee and the Nominating and Corporate Governance Committee. During 1995 and 1996, Mr. Fields served as Chairman of the House Telecommunications and Finance Subcommittee, which has jurisdiction and oversight of the Federal Communications Commission and the Securities and Exchange Commission. Mr. Fields has been Chief Executive Officer of the Twenty-First Century Group in Washington, D.C. since January 1997. Mr. Fields also serves on the Board of Directors for AIM Management Group, Inc., the Discovery Channel — Global Education Fund, and the Advisory Council of the Honors College at Baylor University. Mr. Fields earned a Bachelor of Arts in 1974 from Baylor University, and graduated from Baylor Law School in 1977.
          Eli Jones. Dr. Jones, age 47, joined the Company as a Class I director in April 2004. He is Chairman of the Company’s Compensation Committee and a member of the Nominating and Corporate Governance Committee. Dr. Jones is Dean of the E. J. Ourso College of Business and Ourso Distinguished Professor of Business at Louisiana State University. Prior to joining the faculty at Louisiana State University, he was Professor of Marketing and Associate Dean at the C.T. Bauer College of Business at the University of Houston from 2007 to 2008; an Associate Professor of Marketing from 2002 to 2007; and an Assistant Professor from 1997 until 2002. He taught at Texas A&M University for several years before joining the faculty of the University of Houston. He served as the Executive Director of the Program for Excellence in Selling and the Sales Excellence Institute at the University of Houston from 1997 until 2007. Dr. Jones also serves on the editorial review boards of the Journal of the Academy of Marketing Sciences, Journal of Personal Selling and Sales Management, Journal of Business and Industrial Marketing, and Industrial Marketing Management. He has conducted research and published articles on sales and sales management topics in major journals and is the co-author of a sales textbook, Selling ASAP, and a professional book: Strategic Sales Leadership. Dr. Jones is also an ad hoc reviewer for the Journal of Marketing, Journal of Business Research, American Marketing Association, and the National Conference in Sales Management. Before becoming a professor, Dr. Jones worked in sales and sales management for three Fortune 100 companies: Quaker Oats, Nabisco, and Frito-Lay. He received his Bachelor of Science degree in Journalism in 1982, his MBA in 1986, and his Ph.D. in 1997 from Texas A&M University.
          Paul S. Lattanzio. Mr. Lattanzio, age 45, has been a Class III director of the Company since 1995. He is a member of the Company’s Finance, Risk Management and Audit Committee and the Nominating and Corporate Governance Committee. Mr. Lattanzio served as a Senior Managing Director and head of Bear Growth Capital Partners, a private equity group, from July 2003 to February 2009. He previously served as a Managing Director for TD Capital Communications Partners (f/k/a Toronto Dominion Capital), a venture capital investment firm, from July 1999 until July 2002. From February 1998 to March 1999, he was a co-founder and Senior Managing Director of NMS Capital Management, LLC, a $600 million private equity fund affiliated with NationsBanc Montgomery Securities. Prior to NMS Capital, Mr. Lattanzio served in several positions with various affiliates of Bankers Trust New York Corporation for over 13 years, most recently as a Managing

Director of BT Capital Partners, Inc. Mr. Lattanzio has experience in a variety of investment banking disciplines, including mergers and acquisitions, private placements and restructuring. Mr. Lattanzio received his Bachelor of Science in Economics with honors from the University of Pennsylvania’s Wharton School of Business in 1984.
          Gregory E. Petsch. Mr. Petsch, age 58, joined the Company as a Class I director in October 2002. He is Chairman of the Company’s Nominating and Corporate Governance Committee and a member of the Compensation Committee. Mr. Petsch retired from Compaq Computer Corporation in 1999 where he had held various positions since 1983, most recently as Senior Vice President of Worldwide Manufacturing and Quality since 1991. Prior to joining Compaq, he worked for 10 years for Texas Instruments. In 1992, Mr. Petsch was voted Manufacturing Executive of the Year by Upside Magazine, and in 1993 — 1995 he was nominated Who’s Who of Global Business Leaders. He is founder and President of Petsch Foundation, Inc. He earned a Bachelor of Business Technology degree from the University of Houston in 1978.
          Richard G. Rawson. Mr. Rawson, age 60, President of the Company and its subsidiaries, is a Class III director and has been a director of the Company since 1989. He has been President since August 2003. Before being elected President, he served as Executive Vice President of Administration, Chief Financial Officer and Treasurer of the Company from February 1997 until August 2003. Prior to that, he served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 1989. Prior to joining the Company in 1989, Mr. Rawson served as a Senior Financial Officer and Controller for several companies in the manufacturing and seismic data processing industries. Mr. Rawson also serves on the University of Houston’s C.T. Bauer College of Business Dean’s Executive Advisory Board and on the Board of Directors of the YMCA of Greater Houston. He previously served NAPEO as President (1999-2000), First Vice President, Second Vice President and Treasurer. In addition, he previously served as Chairman of the Accounting Practices Committee of NAPEO for five years. Mr. Rawson has a Bachelor of Business Administration in Finance from the University of Houston.
CORPORATE GOVERNANCE
Corporate Governance Guidelines
          Administaff has adopted Corporate Governance Guidelines, which include guidelines for, among other things, director responsibilities, qualifications and independence. The Board of Directors continually monitors developments in corporate governance practices and regulatory changes and periodically assesses the adequacy of and modifies its Corporate Governance Guidelines and committee charters as warranted in light of such developments. You can access the Company’s Corporate Governance Guidelines in their entirety on the Company’s Web site at www.administaff.com in the Corporate Governance section under the Investor Relations tab. Any stockholder who so requests may obtain a printed copy of the Corporate Governance Guidelines free of charge by contacting Ruth Saler, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
          On an annual basis, each director and executive officer is obligated to complete a questionnaire that requires disclosure of any transactions with the Company in which the director or executive officer, or any member of his or her immediate family, has a direct or indirect material interest.
Determinations of Director Independence
          Under rules of the New York Stock Exchange, the Company must have a majority of independent directors. No board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company). In evaluating each director’s independence, the Board of Directors considered all relevant facts and circumstances and relationships and transactions between each director, her or his family members or any business, charity or other entity in which the director has an interest on the one hand, and the Company, its affiliates, or the Company’s senior management on the other. As a result of this review, at its meeting held on February 12, 2009, the Board of Directors affirmatively determined that all of the Company’s directors are independent from the Company and its management, with the exception of Messrs. Sarvadi and Rawson, both of whom are members of the senior management of the Company.
          The Board of Directors has considered what types of disclosure should be made relating to the process of determining director independence. To assist the Board of Directors in making disclosures regarding its determinations of independence, the Board of Directors has adopted categorical standards as permitted under the listing standards of the New York Stock Exchange. These categorical standards deal only with what types of relationships need to be disclosed and not whether a particular director is independent. The Board of Directors considers all relevant facts and circumstances in determining whether a director is independent. However, the relationships satisfying the categorical standards are not required to be disclosed or separately discussed in our proxy statement. A relationship satisfies the categorical standards adopted by the Board of Directors if it:
•	is not a relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•	consists of charitable contributions made by Administaff to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; and

•	is not required to be, and it is not otherwise, disclosed in Administaff’s annual proxy statement.
          In the course of the Board’s determination regarding the independence of directors other than Messrs. Sarvadi and Rawson, it considered all transactions, relationships and arrangements in which such directors and Administaff were participants. In particular, with respect to each of the most recent three fiscal years, the Board of Directors evaluated, with respect to Mr. Fields, Administaff’s provision of PEO-related services to companies owned by Mr. Fields and, with respect to Dr. Jones, its employment of Dr. Jones’s daughter, and its engagement of Dr. Jones’s previous employer to provide a training program for Administaff’s sales force. The Board of Directors has determined that these relationships are not material. In making this determination with respect to Mr. Fields, the Board of Directors considered the facts that the Company pays Administaff comprehensive service fees on the same basis as all other clients, and payments net of payroll costs made by the Company were less than 0.1% of Administaff’s revenues in each of the last three fiscal years. In making this determination with respect to Dr. Jones, the Board of Directors considered the position and salary of Dr. Jones’s daughter within the Company, the amounts paid in respect of the sales training program, and that Dr. Jones received no compensation in connection with the sales training program.
Selection of Nominees for the Board of Directors
Identifying Candidates
          The Nominating and Corporate Governance Committee solicits ideas for potential Board of Directors candidates from a number of sources including members of the Board of Directors, executive officers of the Company, individuals personally known to the members of the Board of Directors, and research. The Nominating and Corporate Governance Committee also has sole authority to select and compensate a third-party executive search firm to help identify candidates, if it deems advisable. In addition, the Nominating and Corporate Governance Committee will consider candidates for the Board of Directors submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board of Directors membership and should be directed to the Corporate Secretary of Administaff at 19001 Crescent Springs Drive, Kingwood, Texas 77339. Although the Nominating and Corporate Governance Committee does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Corporate Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the stockholder makes available to the Committee. The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them on the same basis.
          In addition, the Bylaws of the Company permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Corporate Governance Committee. To nominate a director using this process, the stockholder must follow the procedures described under “Additional Information — Advance Notice Required for Stockholder Nominations and Proposals” on page 35 of this proxy statement.

Evaluating Candidates
          Each candidate must meet certain minimum qualifications, including:
•	the ability to represent the interests of all stockholders of the Company and not just one particular constituency;

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the prospective nominee’s service on other public company boards; and

•	skills and expertise that are complementary to the existing Board of Directors members’ skills; in this regard, the Board of Directors will consider the Board’s need for operational, sales, management, financial, governmental or other relevant expertise.
          In addition, the Nominating and Corporate Governance Committee considers other qualities that it may deem to be desirable from time to time, such as the extent to which the prospective nominee contributes to the diversity of the Board of Directors—with diversity being construed broadly to include a variety of perspectives, opinions, experiences and backgrounds. The Nominating and Corporate Governance Committee may also consider the ability of the prospective nominee to work with the then-existing interpersonal dynamics of the Board of Directors and her or his ability to contribute to the collaborative culture among Board of Directors members.
          Based on this initial evaluation, the Chairman of the Nominating and Corporate Governance Committee will determine whether to interview the nominee, and if warranted, will recommend that one or more members of the Committee, other members of the Board of Directors and senior management, as appropriate, interview the nominee in person or by telephone. After completing this evaluation and interview process, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating and Corporate Governance Committee.
Code of Business Conduct and Ethics
          The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”), governing the conduct of the Company’s directors, officers and employees. The Code, which meets the requirements of Rule 303A.10 of the New York Stock Exchange Listed Company Manual and Item 406 of Regulation S-K, is intended to promote honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in the Company’s public filings, compliance with laws and the prompt internal reporting of violations of the Code. You can access the Code on the Company’s Web site at www.administaff.com in the Corporate Governance section under the Investor Relations tab. Any stockholder who so requests may obtain a printed copy of the Code free of charge by contacting Ruth Saler, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339. Changes in and waivers to the Code for the Company’s directors, executive officers and certain senior financial officers will be posted on the Company’s Internet Web site within five business days and maintained for at least 12 months. If you wish to raise a question or concern or report a violation to the Finance, Risk Management and Audit Committee, you should go to www.ethicspoint.com or call the Ethicspoint toll-free hotline at 1-866-384-4277.
Stockholder Communications
          Stockholders and other interested parties may communicate directly with the entire Board of Directors or the non-management directors as a group by sending an email to directors@administaff.com. In the subject line of the email, please specify whether the communication is addressed to the entire Board of Directors or to the non-management directors. Alternatively, you may mail your correspondence to the Board of Directors in care of the Corporate Secretary, 19001 Crescent Springs Drive, Kingwood, Texas 77339.
          Unless any director directs otherwise, communications received (via U.S. mail or email) will be reviewed by the Corporate Secretary who will exercise his discretion not to forward to the Board of Directors correspondence that is inappropriate such as business solicitations, frivolous communications and advertising, routine business matters (i.e., business inquiries, complaints, or suggestions), and personal grievances.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
The Board of Directors
          Directors are expected to attend all or substantially all Board of Directors meetings and meetings of the Committees of the Board of Directors on which they serve. Directors are also expected to spend the necessary time to discharge their responsibilities appropriately (including advance review of meeting materials) and to ensure that other existing or future commitments do not materially interfere with their responsibilities as members of the Board. The Board of Directors met four times in 2008. All of the members of the Board of Directors participated in more than 75% of the meetings of the Board of Directors and Committees of which they were members during the fiscal year ended December 31, 2008. The Board of Directors expects its members to attend the Annual Meeting of the Stockholders. Last year seven of the Company’s eight directors attended the Annual Meeting of the Stockholders.
Executive Sessions of the Board of Directors and the Presiding Director
          The Company’s non-management directors hold executive sessions at which the Company’s management is not in attendance at each regularly scheduled Board of Directors meeting. The Chairman of the Nominating and Corporate Governance Committee, currently Mr. Petsch, serves as presiding director at the executive sessions. In the absence of the Chairman, a majority of the members present at the executive session will appoint a member to preside at the meeting.
Committees of the Board of Directors
          The Board of Directors has appointed three committees: the Finance, Risk Management and Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. The charters for each of the three committees, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available in the Corporate Governance section under the Investor Relations tab on the Company’s Web site at www.administaff.com. Any stockholder who so requests may obtain a printed copy of the committee charters free of charge by contacting Ruth Saler, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339.
          Nominating and Corporate Governance Committee
          The Nominating and Corporate Governance Committee met three times in 2008. The members of the Nominating and Corporate Governance Committee are all of the outside directors: Mr. Petsch, who serves as Chairman, and Messrs. Brown, Fields, Lattanzio, Young, and Dr. Jones. All members of the Nominating and Corporate Governance Committee are “independent” under the standards of The New York Stock Exchange. The Nominating and Corporate Governance Committee: (i) identifies individuals qualified to become Board of Directors members, consistent with the criteria for selection approved by the Board; (ii) recommends to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings; (iii) develops and recommends to the Board of Directors a set of corporate governance guidelines for the Company; and (iv) oversees the evaluation of the Board of Directors.
          Finance, Risk Management and Audit Committee
          The Finance, Risk Management and Audit Committee met eight times in 2008. The members of this Committee are Mr. Young, who serves as Chairman, and Messrs. Lattanzio and Brown. All three members are “independent” under the standards of The New York Stock Exchange and Securities and Exchange Commission Regulations. In addition, the Board of Directors has determined that Mr. Young is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Board of Directors has also determined that Mr. Brown’s simultaneous service on the audit committees for three other public companies does not impair his ability to effectively serve on Administaff’s audit committee. The Finance, Risk Management and Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of financial statements of the Company by reviewing and monitoring: (i) the financial affairs of the Company; (ii) the integrity of the Company’s financial statements and internal controls; (iii) the Company’s compliance with legal and regulatory requirements; (iv) the independent auditor’s qualifications and independence; (v) the performance of the personnel responsible for the Company’s internal audit function and the independent auditors; and (vi) the Company’s policies and procedures with respect to risk management, as well as other matters that may come before it as directed by the Board of Directors.
          Compensation Committee
          The Compensation Committee met five times in 2008. The members of the Compensation Committee are Dr. Jones, who serves as Chairman, and Messrs. Fields and Petsch. All three members are “independent” under the standards of The New York Stock Exchange. The Compensation Committee: (i) oversees and administers the Company’s compensation policies, plans and practices; (ii) reviews and discusses with management the Compensation Discussion and Analysis required by Securities and Exchange Commission Regulation S-K, Item 402; and (iii) prepares the annual report required by the rules of the Securities and Exchange Commission on executive compensation for inclusion in the Company’s annual report or proxy statement for the annual meeting of stockholders. To carry out these purposes, the Compensation Committee: (i) evaluates the performance of and determines the compensation for senior management, taking into consideration recommendations made by the Chief Executive Officer; (ii) administers the Company’s compensation programs; and (iii) performs such other duties as may from time to time be directed by the Board of Directors.
          The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. Pursuant to the terms of the Administaff, Inc. 2001 Incentive Plan (the “Incentive Plan”), the Board of Directors or the Compensation Committee may delegate the Compensation Committee’s authority under the Incentive Plan to the Chairman of the Board, pursuant to such conditions and limitations as each may establish, except that neither may delegate to any person the authority to make awards, or take other action, under the Incentive Plan with respect to participants who may be subject to Section 16 of the Securities Exchange Act of 1934.
Compensation Committee Interlocks and Insider Participation
          The Compensation Committee is composed entirely of independent directors.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Compensation Program Objectives
          We are committed to attracting, motivating, retaining and encouraging long-term employment of individuals with a demonstrated commitment to integrity and exemplary personal standards of performance. Our culture is based upon the value of and respect for each individual, encouraging personal and professional growth, rewarding outstanding individual and corporate performance and achieving excellence through a high-energy, fun work environment. We are convinced these elements contribute to our vision of being an “employer of choice,” which increases our value and potential for clients, employees, stockholders, and the communities where we live and work.
          Our compensation policies for executives are based on the same principles that we employ in establishing all of our compensation programs. For executives, our compensation programs are designed to:
•	attract and retain key executive officers responsible for our success; and

•	motivate management to achieve both short-term business goals and to enhance long-term stockholder value through our “pay-for-performance” philosophy.

To accomplish these goals, we adhere to the compensation strategies discussed below.
Compensation Strategies
•	We have established and strive to maintain a performance-driven culture that generates growth by recognizing and rewarding employees who believe in their own ability to reach and exceed their compensation objectives.

•	As part of our competitive compensation program, our base salary system compensates employees based upon job responsibilities, level of experience, individual performance, comparisons to the market, internal comparisons and other relevant factors.

•	We provide substantial incentive compensation to recognize and reward individual, departmental and corporate performance through a variable pay component that is equitable to both employees and stockholders, encourages leadership of departmental units and directly supports our business objectives. As employees progress to higher levels in our Company, an increasing proportion of their compensation is linked to Company-wide and departmental performance.

•	We have created a strong mutuality of interest between executive officers and stockholders through the use of long-term equity incentive compensation opportunities.

•	We provide a competitive benefits package at the best possible value to the Company that recognizes and encourages work-life balance and fosters a career commitment to Administaff.
Elements of Compensation
          The annual compensation package for executive officers consists of:
•	an annual base salary payable in cash;

•	variable cash compensation, which is targeted as a percentage of base pay;

•	long-term equity incentive compensation; and

•	supplemental and special benefits, including management perquisites.
Each of these elements is described below.
Role of Executive Officers and Outside Consultants in Compensation Decisions
          The recommendations of the Chief Executive Officer play a significant role in the compensation-setting process. Our Chief Executive Officer annually reviews the performance of each of our other executive officers. On an annual basis, our Chief Executive Officer presents to the Compensation Committee his recommendations for each executive’s compensation based on these reviews, including with respect to salary adjustments, incentive awards and equity award amounts. The Compensation Committee, however, has discretion to modify recommended adjustments or awards to executives. Compensation Committee meetings typically have included, for all or a portion of each meeting, not only the Committee members but also our Chief Executive Officer. The Compensation Committee meets in executive session without management present when discussing and determining the compensation of the Chief Executive Officer. In addition, the Compensation Committee evaluates the performance of the Chief Executive Officer at least annually. The Compensation Committee makes all final compensation decisions for each of our executive officers, including the Chief Executive Officer.
          At the direction of the Compensation Committee, we conduct an executive compensation study that compares each executive officer’s compensation to market data for similar positions. The Compensation Committee determines whether the study is to be performed internally by Administaff or by an outside consulting firm that is directly engaged by the Compensation Committee. The Compensation Committee’s charter provides that it has the sole authority to retain and terminate any compensation consultant to assist in maintaining compensation practices in alignment with our compensation goals. While we believe that using outside consultants is an efficient way to keep current regarding competitive compensation practices, we do not believe that we should accord undue weight to the advice of such consultants. Accordingly, the Compensation Committee does not target our executives’ pay to any particular level (such as a target percentile) of comparative market data contained in executive compensation studies. However, such data is considered by the Compensation Committee in meeting our compensation program objectives as described above.

Determination of Compensation Amounts and Formulas
     The Compensation Committee engaged Pearl Meyer & Partners (“Pearl Meyer”) to conduct an executive compensation study (the “Compensation Study”). Pearl Meyer is independent of the Company under pre-established criteria and does not receive remuneration from the Company, directly or indirectly, other than for advisory services rendered to, or at the direction of, the Compensation Committee or the Board of Directors. The Compensation Study was presented to the Compensation Committee in January 2008 for its review in considering 2008 executive compensation. The Compensation Study included market compensation data for executive positions based on a combination of proxy data of an identified Compensation Peer Group, benchmark position compensation survey matches and the results of an internal evaluation and ranking process. Survey sources included William M. Mercer, Watson Wyatt and Pearl Meyer’s proprietary general executive compensation databases. In addition to proxy and survey data, Pearl Meyer used an executive ranking process to align jobs based upon internal equity or the value of positions. The Compensation Peer Group consisted of 14 publicly traded companies that provide human resources products and services and whose average revenues equated to $2.3 billion. The selection process for the Compensation Peer Group took into account multiple factors, including: industry (with an emphasis on outsourced human resources services), comparable revenue range, comparability in terms of complexity and business risk, and the extent to which each company may compete with Administaff for executive talent. In 2008, the Compensation Peer Group was modified consistent with these criteria by deleting several companies that were no longer publicly traded and replacing them with companies that generally provide a broad array of outsourced human resources services, as well as other outsourced services. The Compensation Peer Group may be modified from year to year based on these and other relevant criteria.
     Included in the Compensation Peer Group were three companies that make up our peer group for the purpose of comparing total stockholder return (“TSR Peer Group”). The TSR Peer Group consists of companies that either provide PEO services or whose operations include PEO services. The Compensation Peer Group and TSR Peer Group were as follows:

Compensation
Name of Company	Peer Group	TSR Peer Group
Affiliated Computer Services, Inc.	X
Automatic Data Processing, Inc.	X	X
CBIZ, Inc.	X
Convergys Corporation	X
The Corporate Executive Board Company	X
First Advantage Corporation	X
Gevity HR, Inc.	X	X
Hewitt Associates, Inc.	X
Korn/Ferry International	X
MPS Group, Inc.	X
Paychex, Inc.	X	X
Robert Half International Inc.	X
The Ultimate Software Group, Inc.	X
Watson Wyatt Worldwide, Inc.	X
     In addition to comparative market data, internal factors are also an important consideration when determining each executive officer’s compensation. These factors include:
•	the executive officer’s performance review conducted by either the Compensation Committee (for the Chief Executive Officer) or the Chief Executive Officer (for all other executive officers);

•	the Chief Executive Officer’s recommendations;

•	the executive officer’s tenure with the Company, industry experience and ability to influence stockholder value; and

•	the importance of the executive officer’s position to the Company in relation to the other executive officer positions within the Company.

     When reviewing and setting compensation for executive officers, the Compensation Committee also reviewed tally sheets setting forth all components of compensation for each executive officer. The tally sheets included dollar values for the two previous years’ salary, cash incentive awards, perquisites (cash and in-kind), long-term stock-based awards, benefits and dividends paid on unvested long-term stock-based awards. Tally sheets were used to assist the Committee in determining current compensation decisions in view of executives’ historical and cumulative pay.
Base Salary1
     Base salary is intended to provide stable annual compensation to attract and retain talented executive officers. Changes in base salary during 2008 for each executive officer were determined based upon external market comparisons in the Compensation Study and the internal factors described above. Performance appraisals were completed through our talent management system that evaluates the executive officer’s annual performance based on pre-established competencies and his achievement of specific individual performance goals that were established at the beginning of the year. Competencies for executive officers included generating revenue, mobilizing talent, personal and professional development, effectiveness in running the business, servant leadership and setting the course of the business.
     Our merit increase system provided a direct correlation between the executive officer’s merit increase and his average performance rating of competencies and performance goals. Salary increases during 2008 for the executive officers were as follows:

	2007	2008	2008
	Base Salary	Base Salary	Increase
Chief Executive Officer and Chairman of the Board	$650,000	$683,800	5.2%
Chief Financial Officer, SVP of Finance and Treasurer	$287,000	$300,000	4.5%
President	$380,000	$398,000	4.7%
Chief Operating Officer, EVP of Client Services	$380,000	$398,000	4.7%
EVP of Sales & Marketing	$345,000	$363,000	5.2%
     The average salary increase for the above executive officers in 2008 was 4.9%. Increases in base salary in excess of the merit increase resulting from the performance rating were based on external market comparisons indicating the need for competitive increases and other factors deemed relevant by the Compensation Committee (in the case of the Chief Executive Officer) and by the Chief Executive Officer (in the case of all other executive officers).
     During the first quarter of 2009, in order to responsibly manage operating expenses in the current economic climate, the Company decided to defer salary merit increases for all employees. Accordingly, none of the executive officers received a salary increase as a result of our annual performance review cycle. The Compensation Committee may reconsider this decision if warranted based upon the Company’s performance.
Variable Compensation2
     We believe that variable cash compensation is a key element of the total compensation of each executive officer. Such compensation embodies our pay-for-performance philosophy whereby a significant portion of executive compensation is at risk and tied to corporate, departmental and individual performance. Variable compensation for all executive officers, as well as most other employees, is paid through the Administaff Annual Incentive Plan (“AAIP”), a non-equity incentive plan. The AAIP is intended to link each executive officer’s compensation to the Company’s overall performance, as well as to his individual performance and the performance of the departments under his supervision. A target bonus, stated as a percentage of base salary, was established for each executive officer by the Compensation Committee in February of 2008. The ultimate AAIP bonus awarded to each executive officer was based upon the formulas, factors and components discussed below.
Target Bonus Percentage
     The Compensation Committee approved the target bonus percentage for each executive officer based on the Chief Executive Officer’s recommendations. His recommendations took into account the executive officer’s level of responsibility,

[1]	See “Salary” included in the Summary Compensation Table on page 21 of this proxy statement.

[2]	See “Bonus” and “Non-Equity Incentive Plan Compensation” included in the Summary Compensation Table on page 21. In addition, see “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” in the Grants of Plan-Based Awards Table on page 22.

market practices and internal equity considerations. Because executive officers are in a position to directly influence the overall performance of the Company, and in alignment with our highly-leveraged pay-for-performance philosophy, we believe that a significant portion of their total cash compensation should be at risk. Therefore, most executive officers were granted a target bonus percentage equal to their base salary. The Chief Executive Officer, the individual with the greatest overall responsibility for Company performance, was granted a larger incentive opportunity in comparison to his base salary in order to weight his overall pay mix even more heavily towards performance-based compensation. The Chief Financial Officer, who had less responsibility for overall Company performance relative to other executive officers, was granted a smaller incentive opportunity in comparison to his base salary in order to weight his overall pay mix less heavily towards performance-based compensation. For 2008, the Compensation Committee set a target for variable compensation that was computed as a percentage of each executive officer’s base salary as follows:

Target Bonus Percentage under AAIP
Chief Executive Officer and Chairman of the Board	120%
Chief Financial Officer, SVP of Finance and Treasurer	80%
President	100%
Chief Operating Officer, EVP of Client Services	100%
EVP of Sales & Marketing	100%
Calculation and Weighting of Performance Components
     For 2008, the targeted variable compensation under the AAIP for the Chief Executive Officer was based on corporate and individual performance components and for all other executive officers was based on corporate, departmental and individual performance components. As described in further detail below, corporate performance goals for 2008 were based on operating income per worksite employee per month (OIPE) and client retention (CR). For the Chief Executive Officer, variable compensation was weighted almost entirely toward corporate performance to align his AAIP bonus with Company-wide performance. For all executive officers, 20% was weighted toward individual performance to reflect their individual performance during the year, as determined on the same basis as annual merit increases in base salary, as discussed above. A departmental component was included in the AAIP bonus of each executive officer (other than the Chief Executive Officer) to encourage him to provide effective leadership to the departments under his supervision, as well as to align the interests of the executive with those of the employees that he supervises. Each performance component is determined separately and is not dependent on the other components except that if an executive officer’s individual performance rating is below the threshold, then he receives no AAIP bonus, regardless of corporate and departmental performance. Each executive officer’s AAIP bonus is the sum of the result of each performance component.
     Each performance component was designated a weighting for each executive officer as follows:

	Corporate Performance
	OIPE	CR	Departmental	Individual
Chief Executive Officer and Chairman of the Board	60%	20%	0%	20%
Chief Financial Officer, SVP of Finance and Treasurer	37.5%	12.5%	30%	20%
President	45%	15%	20%	20%
Chief Operating Officer, EVP of Client Services	45%	15%	20%	20%
EVP of Sales & Marketing	45%	15%	20%	20%
OIPE Corporate Component
     The formula for measuring the OIPE corporate performance component of the AAIP bonus for each executive officer was determined as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Weighting of OIPE Corporate Component (%)	X	OIPE Corporate Performance Modifier (50%-200%)	=	OIPE Corporate Component Payout ($)

     We chose OIPE as one of the metrics for measuring corporate performance because we believe it is a key indicator of our overall productivity; effective management of pricing, direct costs and operating expenses; and ability to grow the business while favorably balancing profitability. We also believe that this metric reflects the combined contribution of all departments and encourages collaboration across the organization because each department within the Company can have a direct impact on corporate performance as measured according to this metric.
     The OIPE Corporate Performance Modifier was determined as follows:

		OIPE Corporate
Performance Level	2008 OIPE	Performance Modifier
Threshold	$44	50%
Target	$46	100%
Stretch Goal	$48	150%
Maximum	$50	200%
     If 2008 OIPE was below the threshold, the OIPE Corporate Performance Modifier was 0%, resulting in an OIPE corporate component payout of $0. The OIPE Corporate Performance Modifier would be interpolated if actual performance fell in between the threshold, target, stretch goal or maximum performance level.
     The Company’s 2008 OIPE was $46. Based on this performance, the Compensation Committee approved an OIPE Corporate Performance Modifier of 100% for each executive officer.
CR Corporate Component
     The formula for measuring the CR corporate performance component of the AAIP bonus for each executive officer was determined as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Weighting of CR Corporate Component (%)	X	CR Corporate Performance Modifier (50%-200%)	=	CR Corporate Component Payout ($)
     The CR corporate component of AAIP bonuses was based on improvement in worksite employee retention in 2008 over 2007. Improvement in worksite employee retention was measured according to the following formula, expressed in percentage terms: 2008 Attrition – 2007 Attrition ÷ 2007 Attrition where:
•	“2008 Attrition” represents the Average Attrition Rate computed for the 2008 calendar period;

•	“2007 Attrition” represents the Average Attrition Rate computed for the 2007 calendar period; and

•	“Average Attrition Rate” means the monthly average of the number of worksite employees who were not paid by the Company during a calendar month as a result of a client relationship termination divided by the total number of paid worksite employees during the immediately preceding month.
     We chose improvement in client retention (in addition to OIPE) as a measure of corporate performance because it directly impacts the number of paid worksite employees, which is a key metric for measuring our Company’s growth and performance. This performance goal also encouraged collaboration among all employees Company-wide to positively impact the number of paid worksite employees.

     The CR Corporate Performance Modifier was determined as follows:

	Improvement in Worksite Employee	CR Corporate
Performance Level	Retention in 2008 Over 2007 (%)	Performance Modifier
Threshold	6%	50%
Target	12%	100%
Stretch Goal	18%	150%
Maximum	25%	200%
     If improvement in worksite employee retention in 2008 over 2007 was below the threshold, the CR Corporate Performance Modifier was 0%, resulting in a CR corporate component payout of $0. The CR Corporate Performance Modifier would be interpolated if actual performance fell in between the threshold, target, stretch goal or maximum performance level.
     The improvement in worksite employee retention in 2008 over 2007 was 12.6%. Based on this performance, the Compensation Committee approved a CR Corporate Performance Modifier of 105% for each executive officer.
Departmental Component
     The formula for measuring the department performance component of the AAIP bonus for each executive officer (other than the Chief Executive Officer who has no departmental component included in his AAIP bonus) was as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Weighting of Departmental Component (%)	X	Departmental Performance Modifier (50%-150%)	=	Departmental Component Payout ($)
     The Departmental Performance Modifier for all executive officers ranged from 50% (threshold) to 150% (maximum) based on the achievement of departmental goals. However, if departmental performance was below the threshold, the Departmental Performance Modifier was 0%, resulting in a departmental component payout of $0. The goals were developed by each department and were designed to encourage employees to work together to continue making business improvements and to increase efficiency, productivity and collaboration across the organization. All departmental goals were approved by the Chief Executive Officer during the first quarter of 2008. The nature of the departmental goals and objectives for each executive officer was as follows:

Nature of Goals and Objectives
Chief Financial Officer, SVP of Finance and Treasurer	Successful acquisition integration; effective utilization of strategic financial analysis/reporting tools; quality of internal controls; key office expansion; and vendor-related efficiency projects.

President	Effective client pricing and renewal activities; benefits, workers’ compensation and retirement services process enhancements; favorable contract renewal terms; expansion of 401(k) plan business; securing favorable insurance coverages and programs for the Company and effectively managing of all of Company’s insurance coverages and programs.

Chief Operating Officer, EVP of Client Services	Effective client satisfaction and retention; key corporate human resources, records department and information technology (IT) projects; budget management; and corporate customer satisfaction with IT services.

EVP of Sales & Marketing	Effective recruiting of sales representatives; successful sales results and pricing improvements; enhanced marketing and public relations activities.

     In light of the Chief Executive Officer’s assessment of the executive officers’ performance against the achievement of their departmental goals, the average Departmental Performance Modifier for executive officers was 117%.
Individual Component
     The formula for measuring the individual performance component of the AAIP bonus for each executive officer was as follows:

Annual Salary ($)	X	Target Bonus (%)	X	Weighting of Individual Component (%)	X	Individual Performance Modifier (50%-150%)	=	Individual Component Payout ($)
     The Individual Performance Modifier for all executive officers ranged from 50% to 150% based on the executive officer’s individual performance rating, as described above under “Base Salary.” Based on the executives’ individual performance ratings, the average Individual Performance Modifier for the above executive officers was 129%.
     The Compensation Committee reserves the right to pay discretionary bonuses to executive officers outside of the AAIP. While the Committee may exercise such discretion in appropriate circumstances, no executive officer has a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus under the AAIP in the event that performance targets are not met.
Long-term Incentive Compensation
     Long-term equity incentives align the interests of the executive officers with those of the stockholders. We believe that long-term incentives enhance retention while rewarding executive officers for their service. Long-term incentive compensation is awarded under the stockholder-approved Administaff, Inc. 2001 Incentive Plan (“Incentive Plan”). The objectives of the Incentive Plan are:
•	to provide incentives to attract and retain persons with training, experience and ability to serve as our employees;

•	to promote the interests of the Company by encouraging employees to acquire or increase their equity interest in the Company;

•	to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company; and

•	to encourage employees to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders.
     Awards granted under the Incentive Plan have historically been made in the form of stock options or restricted stock. Pursuant to the terms of the Incentive Plan, future awards may include phantom shares, performance units, bonus stock or other incentive awards. We may periodically grant new stock options, restricted stock, or other long-term incentives to provide continuing incentive for future performance. The award size and recipients of awards are determined by the degree to which a particular position in the Company has the ability to influence stockholder value.
     In recent years, we have awarded restricted stock rather than stock options. We believe the current accounting treatment of restricted stock more closely reflects the economic value of the award to the employees as compared to that of stock options. We anticipate continuing to utilize restricted stock with a three-year vesting schedule. The awards are valued using the closing price of the Company’s stock on the grant date.
     In February of 2008, the Chief Executive Officer presented to the Compensation Committee his recommendations for awards of restricted stock. His recommendations as to the amount of awards to be granted were based on a number of factors, including the performance of each executive officer, the importance of each executive officer’s role in the Company’s future business operations, equity pay practices of competitor companies, annual expense to the Company of equity awards and the

Company’s own past practices in granting equity awards. The Compensation Committee then determined and approved the awards after considering the Chief Executive Officer’s recommendations.1
     During the first quarter 2009, in order to responsibly manage operating expenses in the current economic climate, the Compensation Committee decided to reduce the value of the long-term incentive compensation granted to the executive officers for 2009. The value of individual grants for each executive officer was, on average, approximately 30% less than the value of their grants in 2008.
     Under the terms of the Incentive Plan, all conditions and/or restrictions that must be met with respect to vesting or exercisability of an award immediately lapse upon a “change in control” of the Company as defined under the Incentive Plan.
     We have no program, plan or practice to time the grant of stock-based awards in coordination with the release of material non-public information. All equity grants to executive officers are approved solely by the Compensation Committee or the independent directors at regularly scheduled meetings, or in limited cases involving key recruits or promotions, by a special meeting or unanimous written consent. If an award is made at a meeting, the grant date is the meeting date or a fixed, future date specified at the time of the grant, such as the first business day of a subsequent calendar month or the date that the grant recipient commences employment. If an award is approved by unanimous written consent, the grant date is a fixed, future date on or after the date the consent is effective under applicable corporate law (or, if later, the date the grant recipient starts employment), and the exercise price, in the case of a stock option, is the closing price of Company stock on such date. Under the terms of the Company’s stock incentive plan, the exercise price of stock options cannot be less than the closing price of Company stock on the date of grant.
Supplemental and Special Benefits, Including Management Perquisites2
     Executive compensation also includes supplemental benefits and a limited number of perquisites that enhance our ability to attract and retain talented executive officers in today’s market. We believe that perquisites assist in the operation of business, allowing executive officers more time to focus on business objectives. Supplemental benefits and perquisites include the following:
     401(k) Benefits
     We do not provide pension arrangements, post-retirement health coverage or nonqualified defined contribution or other deferred compensation plans for our executive officers. Our executive officers are eligible to participate in Administaff’s corporate 401(k) plan. Each payroll period, we contribute on behalf of each participant a matching contribution equal to 100% of the first 6% of compensation that has been contributed by the participant to the plan as elective deferrals (subject to applicable limitations under the Internal Revenue Code). In order to responsibly manage operating expenses in the current economic climate, effective for payroll periods starting on or after February 9, 2009, we changed the matching contribution to 50% of the first 6% of compensation contributed as elective deferrals. All of our executive officers participated in the Administaff 401(k) plan during 2008 and received matching contributions, which are included under the caption “All Other Compensation” in the Summary Compensation Table on page 21.
     Employee Stock Purchase Plan
     The Company maintains an Employee Stock Purchase Plan (“ESPP”) which is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. All employees, including executive officers (other than 5% owners of the Company), are eligible to participate in the ESPP. Under the ESPP employees may purchase shares of Company stock through payroll deductions at a discount of up to 15% to market value. The offering periods under the ESPP are limited to six or three months in duration. Employees are limited to a maximum payroll deduction of up to a specified percentage of eligible compensation and may not purchase more than $25,000 in shares each calendar year under the ESPP.

[1]	See “Stock Awards” included in the Summary Compensation Table on page 21. In addition, see “All Other Stock Awards” included in the Grants of Plan-Based Awards Table on page 22.

[2]	See “All Other Compensation” included in the Summary Compensation Table on page 21.

     Automobile
     We provide automobiles to executive officers for both business and personal use. The executive officers are taxed for their personal use of the automobile.
     Supplemental Executive Disability Income Plan
     We maintain a supplemental executive disability income plan for executive officers and a small group of upper management employees. The supplemental executive disability income plan provides replacement of 80% of total cash compensation up to $20,000 per month. The plan recognizes the significant variable pay at the senior levels in the Company and the benefit limitations of our basic long-term disability plan, which provides replacement of 60% of base salary only up to $10,000 per month.
     Executive Wellness Plan
     We offer an Executive Wellness Plan to the executive officers to assist them in maintaining their health. The plan pays up to $2,000 each year for wellness services, which allow the executive officers an opportunity to have a clear understanding of their current physical condition, risk factors, and ways to improve their health.
     Chairman’s Trip
     An annual Chairman’s Trip is held for employees recognized during the year for their outstanding service, and for sales representatives meeting a certain sales target. We believe executive officers should be part of the trip to recognize these outstanding employees of the Company. Therefore, we provide the opportunity for all executive officers and their spouses to attend the Chairman’s Trip. We also pay the associated income taxes related to the trip on behalf of the employees and the executive officers.
     Club Membership
     We pay country club memberships for executive officers. We believe club memberships provide an opportunity to build business and client relationships while also promoting a healthy lifestyle for each executive officer. Executive officers are taxed on membership dues.
     Aircraft
     We provide access to the Company-owned aircraft to the Chief Executive Officer, the President, the Chief Operating Officer, and the Executive Vice President of Sales and Marketing for personal use. These individuals are required to reimburse the Company for the incremental cost associated with their personal use of the aircraft. The incremental cost is calculated by multiplying the number of hours of personal use by the average incremental cost per hour. Effective November 2008, the Chief Executive Officer is not required to reimburse the Company for commuting between his residence in North Texas and the Company’s headquarters in Houston, Texas and certain other travel.1 The Company reimburses the Chief Executive Officer for taxes resulting from such travel. We think that the Chief Executive Officer’s access to Company-owned aircraft under limited circumstances greatly enhances his productivity and work-life balance given the demands of his position and outweighs the expense of such travel to the Company.
     Post-Employment and Change-in-Control Compensation
     Administaff’s executive officers are employed at will. In 2008, no executive officers departed from the Company. We do not have any special employment agreements with any of our executive officers, and we do not provide them with any kind of contractual severance or change-in-control benefits other than vesting of long-term equity awards upon a change in control, which is a standard feature in all of our long-term equity awards granted under the Incentive Plan.

[1]	The associated incremental cost of personal travel is reflected in “All Other Compensation” included in the Summary Compensation Table on 21.

     Other Personal Benefits
     Periodically, executive officers attend Company-related activities, such as professional sporting events or out-of-town business meetings and events, for which the Company incurs travel and other event-related expenses. Such events may include the spouses of the executives. We pay the associated income taxes related to these Company-related activities on behalf of executive officers.
Deductibility of Compensation
     Section 162(m) of the Internal Revenue Code of 1986 imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s principal executive officer or any of the company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer). This limitation does not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by stockholders. We strive to take action, where possible and considered appropriate, to preserve the deductibility of compensation paid to the Company’s executive officers. We have also awarded compensation that might not be fully tax deductible when such grants were nonetheless in the best interest of the Company and its stockholders. Subject to the requirements of Section 162(m), the Company generally will be entitled to take tax deductions relating to compensation that is performance-based, which may include cash incentives, stock options and other performance-based awards.
Summary
     Administaff’s overall compensation objective is a pay-for-performance philosophy. A majority of each executive officer’s total compensation package consists of a long-term incentive component and a variable compensation component, with a goal of aligning the interests of the executive officers with that of the stockholders, as well as tying their compensation to the performance of the Company. A stable base salary is provided in order to remain competitive with the market, with a small percentage of an executive officer’s total compensation consisting of supplemental benefits and perquisites. We believe this combination of compensation elements supports our compensation objective of a pay-for-performance philosophy.
COMPENSATION COMMITTEE REPORT
     We have reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on such review, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.
     The foregoing report is provided by the following directors, who constitute the Compensation Committee:
COMPENSATION COMMITTEE
Eli Jones, Chairman
Jack M. Fields, Jr.
Gregory E. Petsch

SUMMARY COMPENSATION TABLE
     The table below summarizes the total compensation paid or earned by the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company (collectively the “Named Executive Officers”) for services rendered in all capacities to the Company during 2008, 2007 and 2006. The Company has not entered into any employment agreements with any of the Named Executive Officers.
     The compensation plans under which the grants in the following tables were made are generally described in the Compensation Discussion and Analysis beginning on page 10 of this proxy statement, and include the AAIP, a non-equity incentive plan, and the Incentive Plan, which provides for, among other things, restricted stock grants.

						Non-
						Equity
						Incentive	All
						Plan	Other
				Stock	Option	Compensa-	Compen-
Name and		Salary	Bonus	Awards	Awards	tion	sation	Total
Principal Position	Year	($)	($)[1]	($) [2]	($)	($)[3]	($) [4]	($)
Paul J. Sarvadi,	2008	677,300	—	588,736	—	887,609	269,474	2,423,119
CEO and Chairman of the	2007	640,385	—	425,450	—	536,764	87,158	1,689,757
Board	2006	592,500	71,280	181,622	—	1,054,944	77,765	1,978,111

Douglas S. Sharp	2008	297,500	—	567,650	—	283,040	81,763	1,229,953
Chief Financial Officer,	2007	284,308	—	425,068	—	223,661	61,652	994,689
SVP of Finance and	2006	264,154	13,296	198,662	—	306,344	46,787	829,243
Treasurer

Richard G. Rawson	2008	394,538	—	543,008	—	469,336	98,917	1,505,799
President	2007	377,308	—	325,888	—	348,298	89,271	1,140,765
	2006	362,731	27,254	90,357	—	536,355	79,308	1,096,005

A. Steve Arizpe	2008	394,538	—	790,065	—	471,118	91,302	1,747,023
Chief Operating Officer,	2007	377,308	—	629,301	—	322,476	107,822	1,436,907
EVP of Client Services	2006	362,538	27,242	305,810	—	535,402	77,114	1,308,106

Jay E. Mincks	2008	359,538	—	788,414	—	324,028	106,410	1,578,390
EVP of Sales & Marketing	2007	340,385	—	609,488	—	242,260	92,337	1,284,470
	2006	312,923	23,590	287,648	—	446,771	73,700	1,144,632

[1]	Bonus amounts represent additional variable compensation awarded by the Compensation Committee in excess of the amounts earned and awarded under the AAIP.

[2]	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the fair value of restricted stock granted in the year indicated as well as prior years, in accordance with SFAS 123(R). Pursuant to the Securities and Exchange Commission rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For restricted stock, fair value is calculated using the closing price of Administaff’s Common Stock on the date of grant. For additional information, refer to Note 7, “Incentive Plans,” in the Notes to Consolidated Financial Statements included in Administaff’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 9, 2009. See the Grants of Plan-Based Awards Table on page 22 for information on awards made in 2008. These amounts do not correspond to the actual value that will be realized by the Named Executive Officer.

[3]	Represents variable compensation earned and awarded by the Compensation Committee under the AAIP.

[4]	All other compensation in 2008 includes the following: Company-provided automobiles; country club memberships; 401(k) matching contributions; dividends on restricted stock grants; costs associated with the Chairman’s Trip and other travel and associated federal income taxes. The federal income taxes associated with the Chairman’s Trip and other travel paid by the Company on behalf of the executives were as follows: Mr. Sarvadi — $11,309; Mr. Sharp — $7,086; Messrs. Rawson and Mincks — $9,602; and Mr. Arizpe — $4,562. The 401(k) matching contributions made by the Company during 2008 for the Named Executive Officers totaled $13,800 each. Dividends paid to Messrs. Sarvadi, Sharp, Rawson, Arizpe and Mincks on restricted stock holdings totaled $26,560, $18,310, $24,160, $24,487 and $24,487, respectively. The incremental cost of Messrs. Sarvadi, Arizpe and Mincks’ use of a Company-leased vehicle was $27,442, $27,370 and $25,670, respectively. The Company owns an aircraft that is used by its executives for business and, on occasion, personal travel. In addition, Mr. Sarvadi uses the Company’s aircraft to commute to his residence in northern Texas and certain other business related entertainment travel for which he is not required to reimburse the Company. The total incremental cost of such travel, including lost income tax deductions, was $160,850. In the instances where the aircraft is used for personal travel, the executive is required to reimburse the Company for the associated incremental costs. The incremental cost for personal use of Company aircraft is calculated at an hourly rate that takes into account variable costs incurred as a result of the personal flight activity, including fuel, communications and travel expenses for the flight crew. It excludes non-variable costs, such as regularly scheduled inspections and maintenance that would have been incurred regardless of whether there was any personal use of the aircraft. During 2008, Messrs. Sarvadi, Rawson and Mincks reimbursed the Company $203,907, $7,128 and $17,493, respectively, for personal travel costs.

GRANTS OF PLAN-BASED AWARDS
     The following table provides information about equity and non-equity awards granted to the Named Executive Officers in 2008.

						Grant Date
					All Other	Fair
		Estimated Possible Payouts			Stock Awards:	Value of
		Under Non-Equity Incentive			Number of	Stock and
		Plan Awards[1]			Shares of Stock	Option
		Threshold	Target	Maximum	or Units	Awards
Name	Grant Date	($)	($)	($)	(#) [2]	($)[3]
Paul J. Sarvadi	N/A	410,300	820,600	1,559,100	—	—
	2/08/2008	—	—	—	40,000	980,000

Douglas S. Sharp	N/A	120,000	240,000	420,000	—	—
	2/08/2008	—	—	—	22,000	539,000

Richard G. Rawson	N/A	199,000	398,000	716,400	—	—
	2/08/2008	—	—	—	35,000	857,500

A. Steve Arizpe	N/A	199,000	398,000	716,400	—	—
	2/08/2008	—	—	—	28,000	686,000

Jay E. Mincks	N/A	181,500	363,000	653,400	—	—
	2/08/2008	—	—	—	28,000	686,000

[1]	These amounts represent the threshold, target and maximum amounts payable to each executive under the AAIP for 2008.

[2]	These amounts represent the number of shares of restricted stock granted to each executive under the Incentive Plan during 2008.

[3]	These amounts represent the full grant date fair value of restricted stock granted to each executive during 2008. For restricted stock, fair value is calculated using the closing price of Administaff’s Common Stock on the date of grant. For the relevant assumptions used to determine the valuation of our restricted stock awards, refer to Note 7, “Employee Incentive Plans,” in the Notes to Consolidated Financial Statements included in our 2008 Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on February 9, 2009. The terms of the restricted stock awards provide for three-year vesting and the payment of dividends on all unvested shares. Executives are required to pay the par value ($0.01) of each share at or near the date of grant.

OUTSTANDING EQUITY AWARDS FOR FISCAL YEAR 2008

	Option Awards			Stock Awards
	Number of Securities					Market Value of
	Underlying			Number of Shares or		Shares or Units of
	Unexercised Options	Option Exercise		Units of Stock That		Stock That Have Not
	(#)	Price	Option Expiration	Have Not Vested		Vested
Name	Exercisable	($)	Date	(#)		($) [1]
Paul J. Sarvadi	—	—	—	55,334	[2]	1,199,641
	2	14.69	5/07/2012	—		—
	34,091	17.17	4/01/2014	—		—
	30,000	18.00	3/15/2011	—		—
	50,000	19.93	4/27/2010	—		—
	30,000	23.48	10/02/2011	—		—
	50,000	43.69	9/15/2010	—		—

Douglas S. Sharp	—	—	—	37,000	[3]	802,160
	6,000	13.12	1/31/2010	—		—
	1	14.69	5/07/2012	—		—
	5,000	18.00	3/15/2011	—		—
	20,000	19.93	4/27/2010	—		—
	10,000	23.48	10/02/2011	—		—
	20,000	43.69	9/15/2010	—		—

Richard G. Rawson	—	—	—	50,334	[4]	1,091,241
	15,678	7.87	8/2/2009	—		—
	2	14.69	5/07/2012	—		—
	17,800	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

A. Steve Arizpe	—	—	—	49,334	[5]	1,069,561
	13,096	7.87	8/02/2009	—		—
	20,000	9.03	10/01/2013	—		—
	46,700	11.79	10/01/2014	—		—
	19,998	14.69	5/07/2012	—		—
	17,500	17.17	4/01/2014	—		—
	20,000	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

Jay E. Mincks	—	—	—	49,334	[5]	1,069,561
	2	14.69	5/07/2012	—		—
	15,100	17.17	4/01/2014	—		—
	14,444	18.00	3/15/2011	—		—
	30,000	19.93	4/27/2010	—		—
	20,000	23.48	10/02/2011	—		—
	30,000	43.69	9/15/2010	—		—

[1]	Based on the closing price of $21.68 of Administaff’s Common Stock on December 31, 2008.

[2]	Stock awards vest as follows – 13,333 – February 8, 2009; 13,333 – February 8, 2010; 13,334 – February 8, 2011; 7,667 – March 1, 2009; 7,667 – March 1, 2010.

[3]	Stock awards vest as follows – 7,333 – February 8, 2009; 7,333 – February 8, 2010; 7,334 – February 8, 2011; 5,000 – May 3, 2009; 5,000 – March 1, 2009; 5,000 – March 1, 2010.

[4]	Stock awards vest as follows – 11,666 – February 8, 2009; 11,667 – February 8, 2010; 11,667 – February 8, 2011; 7,667 – March 1, 2009; 7,667 – March 1, 2010.

[5]	Stock awards vest as follows – 9,333 – February 8, 2009; 9,333 – February 8, 2010; 9,334 — February 8, 2011; 7,334 – May 3, 2009; 7,000 – March 1, 2009; 7,000 – March 1, 2010.

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2008

	Option Awards		Stock Awards
			Number of
	Number of	Value Realized	Shares	Value Realized
	Shares Acquired	on	Acquired on	on
	on Exercise	Exercise	Vesting	Vesting
Name	(#)	($) [1]	(#)	($) [2]
Paul J. Sarvadi	—	—	21,000	588,530

Douglas S. Sharp	—	—	13,800	388,398

Richard G. Rawson	84,698	1,448,360	14,300	387,798

A. Steve Arizpe	29,748	352,258	20,967	593,198

Jay E. Mincks	34,341	401,373	19,633	553,231

[1]	Represents the difference between the closing price of the Company’s Common Stock on the date of exercise and the exercise price of the options, multiplied by the number of options exercised.

[2]	Represents the value of the shares on the vesting date based on the closing price of the Company’s Common Stock on such date.
SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
     The following table sets forth information about Administaff’s Common Stock that may be issued under all of the Company’s existing equity compensation plans as of December 31, 2008 (in thousands, except price per share amounts):

			Number of
	Number of Securities to be	Weighted Average	Securities
	Issued upon Exercise of	Exercise Price of	Remaining
	Outstanding Options,	Outstanding Options,	Available for Future
	Warrants and Rights	Warrants and Rights	Issuance
Plan Category	(#)	($)	(#)
Equity compensation plans approved by security holders [1]	976	23.51	2,121,320 [2]

Equity compensation plan not approved by security holders [3]	634	26.69	—

Total	1,610	24.76	2,121,320

[1]	The 2008 Employee Stock Purchase Plan (the “ESPP”), the 2001 Incentive Plan and the 1997 Incentive Plan have been approved by the Company’s stockholders. As more fully described on page 18 of this proxy statement, the ESPP is intended to qualify for favorable tax treatment under Section 423 of the Internal Revenue Code. The 1997 Incentive Plan expired on April 24, 2005 and no new awards may be granted under that plan.

[2]	This includes 1,495,334 shares available under the ESPP (6,906 of those shares were purchased and issued pursuant to the 3-month offering period ending December 31, 2008), and 625,986 shares available under the 2001 Incentive Plan. As of March 9, 2009, 1,488,428 shares and 362,810 shares were available for issuance under the ESPP and the 2001 Incentive Plan, respectively. The securities remaining available for issuance under the 2001 Incentive Plan may be issued in the form of stock options, performance awards, stock awards (including restricted stock), phantom stock awards, stock appreciation rights, and other stock-based awards.

[3]	The Administaff Nonqualified Stock Option Plan was not approved by stockholders. For a description of the material features of the Nonqualified Stock Option Plan, see Note 7 in the Notes to Consolidated Financial Statements included in the Company’s Form 10-K for the year ended December 31, 2008. Although there are approximately 640,000 unissued shares in the Nonqualified Stock Option Plan, no new shares will be issued under the Nonqualified Stock Option Plan pursuant to stockholder approval of an amendment to the Incentive Plan during 2006.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
     We have no employment agreements or severance policies in place for our executive officers. In 2005, the Company accelerated the vesting of all stock options and none have been granted since that time; therefore, there are no unvested outstanding stock options. Our incentive plans provide that all restricted stock becomes immediately fully vested upon a change in control or upon termination due to disability or death, provided the holder has been in continuous employment since the award date. Unvested shares of restricted stock are forfeited upon termination for any reason other than disability or death. The number of shares and market value of the restricted stock that would automatically vest for each Named Executive Officer upon a change of control or termination due to death or disability, based on the closing price of our Common Stock on December 31, 2008, is set forth in the Outstanding Equity Awards for Fiscal Year 2008 table on page 23 of this proxy statement, under the captions “Number of Shares or Units of Stock That Have Not Vested” and “Market Value of Shares or Units of Stock That Have Not Vested.”
DIRECTOR COMPENSATION
     The Company uses a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on the Board of Directors. Non-employee directors of the Company were compensated for 2008 as shown in the table below. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors.

Nominating
			Finance, Risk	and Corporate
		Compensation	Management and	Governance
	Board	Committee	Audit Committee	Committee
Annual retainers	$35,000	$3,000	$3,000	None

Annual Committee	N/A	$8,000	$10,000	$3,000
Chair Fees

Meeting Fees	$2,000 in person	$1,500 in person [1]	$1,500 in person [1]	N/A
	$1,000 telephonically	$750 telephonically	$750 telephonically

[1]	These fees are also paid to the Chairman for meetings attended with the Company’s management or auditors between regular meetings.
     Each non-employee director is also reimbursed for reasonable expenses incurred in serving as a director. All compensation, except for reimbursement of actual expenses, can be taken in cash or Common Stock, at the director’s option.
     Pursuant to the Incentive Plan, each person who is initially appointed or elected as a director of the Company receives a grant of shares of restricted Common Stock on the date of election or appointment with an aggregate fair market value, determined the date prior to the date of grant, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, and such restricted Common Stock vests as to one-third of the shares on each anniversary of its grant date. If a director terminates his or her service as a member of the Board, his or her unvested portion of such restricted stock award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or disability, in which event the unvested portion of such restricted stock award shall become 100% vested on such termination date.
     In addition, on the date of each annual meeting of stockholders, each non-employee director receives either a grant of unrestricted shares of Common Stock with an aggregate fair market value determined the date prior to the date of grant, of $75,000, or an immediately vested and exercisable option to purchase a number of shares of Common Stock that had an aggregate value, determined the date prior to the date of grant, of $75,000, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting. In 2008, four non-employee directors elected to receive unrestricted shares of Common Stock and two non-employee directors elected to receive an immediately vested and exercisable option to purchase shares of Common Stock. The awards were rounded up to the next higher whole share amount in the case of a fractional share amount.

DIRECTORS COMPENSATION TABLE
     The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2008.

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation	Total
Name	($)	($) [1]	($) [2]	($) [3]	($)
Michael W. Brown	49,750	—	77,807	—	127,557

Jack M. Fields, Jr.	52,250	—	77,807	—	130,057

Eli Jones	59,750	77,807	—	1,003	138,380

Paul S. Lattanzio	52,250	77,807	—	1,003	131,060

Gregory E. Petsch	55,250	77,807	—	1,003	134,060

Austin P. Young	70,250	77,807	—	1,003	149,060

[1]	Represents the dollar amount recognized for financial statement reporting purposes with respect to 2008 for the fair value of stock awards made to directors during 2008, based on the closing price of Administaff’s Common Stock on the date of grant. In the case of annual director equity awards that do not contain vesting or other restrictions, Administaff recognizes the entire fair value for financial statement reporting purposes in the year that the grant is made.

[2]	Represents the dollar amount recognized for financial statement reporting purposes with respect to 2008 for the fair value of option awards made to directors during 2008, in accordance with SFAS 123(R).

[3]	All Other Compensation represents dividends paid on stock awards granted in 2008.
REPORT OF THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
     The Finance, Risk Management and Audit Committee has been appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee the financial affairs, risk management, accounting and financial reporting processes and audits of the financial statements of the Company. We operate under a written charter adopted by the Board of Directors and reviewed annually by us. We have furnished the following report for 2008.
     We have reviewed and discussed the Company’s consolidated audited financial statements as of and for the year ended December 31, 2008 with management and the independent auditor. We discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, (Communication with Audit Committees), as currently in effect.
     We received from the independent auditor the written disclosures and letter required by the Public Company Accounting Oversight Board Ethics and Independence Rule 3526, as currently in effect, and we discussed with the independent auditor its independence. We also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.
     Based on our reviews and discussions referred to above, we recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.
THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE
Austin P. Young, Chairman
Michael W. Brown
Paul S. Lattanzio

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all such forms that they file.
     Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that all Section 16(a) reports with respect to the year ended December 31, 2008, applicable to its officers, directors and greater than 10% beneficial owners, were timely filed except for Mr. Rawson who had one late filing.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Finance, Risk Management and Audit Committee has adopted a statement of policy and procedures with respect to related party transactions covering the review, approval or ratification of transactions involving the Company and “Related Parties” (generally, directors and executive officers and their immediate family members and 5% stockholders). The policy currently covers transactions in which the Company and any Related Party are participants and in which the Related Party has a material interest, other than transactions involving an amount equal to or less than $50,000 (individually or when aggregated with all similar transactions) and not involving non-employee directors. The policy generally requires that such transactions be approved by the Finance, Risk Management and Audit Committee in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, full disclosure of all of the facts and circumstances relating to the transaction must be made to the Finance, Risk Management and Audit Committee, which will approve such transaction only if it is in, or is not inconsistent with, the best interests of the Company and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Finance, Risk Management and Audit Committee or the Chairman thereof, and such committee or Chairman, as the case may be, will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.
     A significant component of our marketing strategy is the title sponsorship of the Administaff Small Business Classic (“Administaff Classic”), a Champions PGA tour event held annually in Houston, Texas. Consistent with other PGA golf tournaments, the Administaff Classic benefits and is managed by a non-profit organization, Augusta Pines, Inc. (“Augusta”). In connection with the Company’s sponsorship, Mr. Jay E. Mincks, Executive Vice President of Sales and Marketing, was elected Chairman of Augusta. During 2008, the Company paid Augusta $2.5 million in sponsorship and tournament related expenses, as well as an additional $595,000 in other event sponsorships and charitable contributions.
     We provide PEO-related services to certain entities that are owned by, or have board members that are, Related Parties. These Related Parties include Mr. Paul J. Sarvadi, Mr. Richard G. Rawson, Mr. Jay E. Mincks, and Mr. Jack M. Fields, Jr. or members of their families. The PEO service fees paid by such entities are at amounts that are within the pricing range of other unrelated clients of ours. During 2008, such client companies paid the Company the following service fees, which are presented net of the associated payroll costs:

Related Party	Net Service Fees / (Payroll Costs)
Mr. Sarvadi (4 client companies)	$286,776	$(671,312)
Mr. Rawson (3 client companies)	$327,178	$(1,225,532)
Mr. Mincks (1 client company)	$184,444	$(246,139)
Mr. Fields (2 client companies)	$173,603	$(689,096)
     We made charitable contributions to non-profit organizations for which certain Related Parties serve as Board of Directors members. These Related Parties include: Messrs. Sarvadi, Rawson, Arizpe and Mincks.

PROPOSAL NUMBER 2:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF
THE ADMINISTAFF, INC. 2001 INCENTIVE PLAN
     The Company’s Board of Directors has unanimously adopted a resolution to submit to a vote of the Company’s stockholders the amendment and restatement of the 2001 Incentive Plan (the “Plan”), as set forth in Appendix A to this proxy statement.  Among other things, the amendment and restatement of the Plan will:
•	increase the number of shares of Common Stock reserved for issuance under the Plan by 1,000,000; and

•	clarify that a change in control for purposes of acceleration of vesting of Awards is triggered only if an actual change in control has occurred.
     As of March 9, 2009, the Plan has 362,810 shares available for future Awards. This number of Awards is insufficient to carry out the purposes of the Plan, discussed below.  If Proposal 2 is adopted, the shares reserved for the Plan will be increased by 1,000,000 shares, for a total of 3,900,000 shares.
     The Plan provides that all service-based and performance-based conditions and restrictions with respect to the vesting or exercisability of an Award granted under the Plan lapse upon the Company’s filing a report or proxy statement with the Securities and Exchange Commission that a change in control of the Company “may have occurred” or “may occur” in the future.  The effect of this provision is to allow for vesting upon a potential change in control, even if the change in control does not ultimately occur. If Proposal 2 is adopted, only an actual change in control will trigger accelerated vesting and/or exercisability for future Awards under this provision of the Plan.
     The Plan’s purposes remain unchanged and are to: (i) retain and attract persons of training, experience and ability to serve as employees of the Company and its subsidiaries and to serve as non-employee directors of the Company; (ii) encourage a sense of proprietorship of such persons; and, (iii) stimulate the active interest of such persons in the development and financial success of the Company and its subsidiaries. The Company’s stockholders approved the Plan at the annual meeting of stockholders held on May 8, 2001. The Plan, as amended and restated effective February 24, 2006, was approved by shareholders on May 3, 2006. The Board of Directors believes that the Plan is achieving its objectives and believes that to continue to carry out its objectives, it is necessary to increase the number of shares of Common Stock reserved for issuance under the Plan.
Required Affirmative Vote
     If the votes cast in person or by proxy at the Annual Meeting in favor of Proposal 2 exceed the votes cast opposing the proposal, the Plan, as amended and restated, will be approved; provided that votes representing more than 50% of the Company’s outstanding shares of Common Stock are cast on the proposal. If Proposal 2 is not approved by the stockholders, the Plan will continue in its present form.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE PLAN, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.
Summary of the Plan
     The following summary of the Plan, as amended and restated, is qualified by reference to the full text thereof, which is attached as Appendix A to this proxy statement.

Eligibility for Participation
     All employees of the Company and its subsidiaries and non-employee directors of the Company are eligible for Awards under the Plan.
Administration
     The Plan is administered by the Compensation Committee of the Company’s Board of Directors or any other committee that may be designated by the Board of Directors (the “Committee”). Except with respect to the grants to non-employee directors, the Committee will select the employees who will receive Awards, determine the type and terms of Awards to be granted, and interpret and administer the Plan. Awards under the Plan may be granted in tandem with other compensation. Without prior stockholder approval, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the exercise price of a previously granted Award held by the same recipient, except as provided by the Plan’s adjustment provisions. The Board of Directors or the Committee may delegate to the Chairman of the Board the duties of the Committee under the Plan pursuant to such conditions or limitations as it may establish, except that it may not delegate to any person the authority to grant Awards to, or take other action with respect to, participants who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.
Shares of Common Stock Reserved
     The aggregate number of shares of Common Stock that may currently be issued under the Plan with respect to Awards may not exceed 2,900,000. The Plan is being amended and restated to increase this number of shares to 3,900,000. No Awards relating to any of the additional 1,000,000 shares will be granted under the Plan if the Plan, as amended and restated, is not approved by stockholders. The proposed share limit is subject to adjustment for certain transactions affecting the Common Stock. Lapsed, forfeited or canceled Awards, as well as shares withheld to pay taxes for an Award, will not count against this limit and can be regranted under the Plan.
Terms, Conditions and Limitations of Employee Awards
     Performance Objectives. The Committee may condition any employee award under the Plan on the achievement of one or more performance objectives. The Committee shall determine the performance objectives to be achieved and the length of time allowed to achieve any performance objectives. The term “performance objectives” means the objectives established by the Committee that are to be achieved with respect to an Award, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, subsidiary, department, geographic market or function within the Company or a subsidiary in which the person receiving the Award is employed, or in individual or other terms, and which will relate to the period of time determined by the Committee. The performance objectives intended to qualify under Section 162(m) of the Internal Revenue Code, shall be with respect to one or more of the following: (a) net earnings; (b) operating income; (c) earnings before interest and taxes; (d) earnings before interest, taxes, depreciation, and amortization expenses; (e) earnings before taxes and unusual or nonrecurring items; (f) total revenue; (g) return on investment; (h) return on equity; (i) return on total capital; (j) return on assets; (k) total stockholder return; (l) return on capital employed in the business; (m) stock price performance; (n) earnings per share growth; (o) cash flows; (p) total profit; (q) operating expenses; (r) fee revenue; (s) total revenue less bonus payroll; (t) the number of paid worksite employees; and (u) gross markup per worksite employee.
     The Committee determines, at the time the Award is granted, which objectives to use with respect to an Award, the weighting of the objectives if more than one is used, and whether the objective is to be measured against a Company-established budget or target, an index or a peer group of companies. A performance objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.
     Employee Stock Options. Stock options granted to employees are subject to such terms and conditions as may be established by the Committee, except that the option exercise price cannot be less than the fair market value per share of the Common Stock on the date of grant. Stock options may be granted either as incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code, nonqualified stock options or a combination thereof. No ISO may be exercised more than 10 years after the date of grant. Payment of the option exercise price may be by: (i) cash or check; (ii) transfer of shares of Common Stock already owned by the optionee, if permitted by the Committee; or, (iii) a “cashless broker exercise” procedure.

     Performance Awards. The Committee may grant a performance Award consisting of any type of Award or combination of Awards. A performance Award is subject to the achievement of one or more performance objectives.
     Performance Units. The Committee may grant an Award in Performance Units. Performance Units are units equivalent to $100 (or such other value as the Committee determines) and may consist of payments in cash, shares of Common Stock or a combination thereof, payable upon the achievement of specified performance goals.
     Stock Award (including Restricted Stock). The Committee may grant an Award of Common Stock, which may be restricted stock, or an Award that is denominated in units of Common Stock.
     Phantom Stock Award. The Committee may grant phantom shares of Common Stock to employees, which may be payable in cash, shares of Common Stock or a combination thereof, subject to the achievement of specified performance goals.
     Stock Appreciation Right. The Committee may grant an Award that is in the form of a stock appreciation right (“SAR”). A SAR is the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.
     Cash Award. The Committee may grant an Award in cash.
     Other Stock-Based Awards. The Committee, in its discretion, may grant other forms of Awards based on, or payable in, shares of Common Stock.
     Annual Award Limits. During any one calendar year, Awards with respect to Common Stock to any individual participant are limited to 200,000 shares from each of the following categories: (i) options or SARs; (ii) stock awards (excluding restricted stock), phantom stock awards or other stock-based Awards; and (iii) restricted stock. During any one calendar year, no participant may receive an aggregate payment under cash Awards or performance Awards payable in cash in excess of $2,000,000.
Terms, Conditions and Limitations of Non-employee Director Awards
     The Plan provides that each non-employee director who is initially elected or appointed to the Board is automatically granted restricted shares with an aggregate fair market value, determined as of the date prior to the grant date, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, which shall vest as to one-third (1/3) of the shares on each anniversary of the grant date. If the non-employee director terminates service as a Board member, the unvested portion of such award is terminated immediately unless the termination is due to death or disability, in which case the unvested portion is 100% vested. In addition, each non-employee director receives on the date of each annual meeting of the Company’s stockholders (unless first elected or appointed at such meeting), a grant of shares of Common Stock with an aggregate fair market value, determined the date prior to the date of grant, of $75,000, or each non-employee director may elect to receive an immediately vested and exercisable option to purchase a number of shares of Common Stock which has an aggregate value, determined the date prior to the date of grant, of $75,000, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting. Either award will be rounded up to the next higher whole share amount in the case of a fractional share amount.
Other Terms and Limitations
     Transferability. Awards under the Plan generally will not be transferable other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order; provided, however, the Committee may, in its discretion, permit a participant to transfer all or a portion of any Award that is not an ISO to the participant’s “immediate family members,” as defined in the Plan.
     Deferral. The Committee may permit participants to elect to defer payment of some or all types of Awards or provide for the deferral of an Award. A deferral may be in the form of an installment payment or a future lump-sum payment. Deferrals will only be permitted in compliance with Section 409A of the Internal Revenue Code.
     Dividends and Interest. An Award denominated in Common Stock may include dividends or dividend equivalent rights. The Committee may also establish rules for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock. No outstanding option has been granted with a dividend equivalent right.

     Adjustments to Awards Following Grant. The Committee may provide for adjustment of Awards following grant under the Plan in the following circumstances: In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, the Committee may adjust: (i) the number of shares; (ii) the Award exercise price; (iii) the appropriate value and other price determinations of Awards; (iv) the per person limitations on Awards; and, (v) the type of shares covered by the Award. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to: (i) issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Internal Revenue Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment; (ii) make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Sections 7 or 8 of the Plan) and the termination of options that remain unexercised at the time of such transaction; or, (iii) provide for the acceleration of the vesting and exercisability of any Awards and the cancellation thereof (to the extent not otherwise provided under Sections 7 or 8 of the Plan) and to deliver to the grantees cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the fair market value of Common Stock on such date over the exercise or strike price of such Award. The Committee, in its sole discretion, may amend any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board, and with respect to any Award that is not intended to meet the requirements of Section 162(m) of the Internal Revenue Code, may amend any Award to reflect a significant event if the Committee believes amendment is appropriate to reflect the original intent in the grant of the Award.
     Tax Withholding. The Plan permits the Committee to allow a participant, upon exercise of an option or payment or vesting of an Award, to satisfy any applicable federal tax withholding requirements in the form of shares of Common Stock, including shares issuable upon exercise or payment or vesting of such Award.
     Change in Control. The Plan provides that upon a “change in control” of the Company (as defined in the Plan), all Awards shall become immediately exercisable or payable, as the case may be. The Plan states that the Committee may provide in an agreement with the participant for a supplemental payment to mitigate the effect of “golden parachute” excise taxes, and in the absence of such an agreement, the acceleration of vesting and exercisability of Awards will be limited so as to avoid the impact of the golden parachute excise tax.
     Amendment and Termination. The Board of Directors may amend, alter or discontinue the Plan, except that no amendment or alteration that would impair the rights of a holder of any Award shall be made without the holder’s consent, and no amendment or alteration shall be effective prior to approval by the stockholders to the extent the Board of Directors determines such approval is required by applicable laws, regulations or exchange requirements.
Federal Income Tax Consequences
     The Internal Revenue Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company is entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for the Company.
     The grant of an ISO does not result in taxable income to a participant. The exercise of an ISO also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Internal Revenue Code. However, the exercise of an ISO may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an ISO during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands. The statutory holding period lasts until the later of: (i) two years from the date the option is granted; or, (ii) one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option.
     If the employment and statutory holding period requirements for an ISO are satisfied, the Company may not claim any federal income tax deduction upon either the exercise of the ISO or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of: (i) the fair market value of the Common Stock on the date of exercise minus the option price; or, (ii) the amount realized on disposition minus the option price. Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, the Company is entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.
     The exercise of an option through the exchange of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an ISO and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior ISO was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.
     If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by the Company to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an ISO, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.
     In the case of a nonqualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to nonqualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.
     Under Section 83(b) of the Internal Revenue Code, a participant may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the participant. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the participant. A participant makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the participant. If a Section 83(b) election is properly made, the participant will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock Award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the participant will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the participant for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the participant’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the participant.
     Generally, a participant will not recognize any taxable income upon the award of stock appreciation rights, stock award or phantom stock. At the time the participant receives the payment for the stock appreciation right, stock award or phantom stock, the fair market value of shares of Common Stock or the amount of any cash received in payment for such Awards generally is taxable compensation to the participant taxed as ordinary income.
     Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, the Company or one of its subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that a participant recognizes ordinary income from Awards under the Plan.

     The exercisability of an option or a stock appreciation right, the payment of stock award or phantom stock Awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant Award at that time may be a parachute payment. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Internal Revenue Code. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.
Certain Tax Code Limitations on Deductibility
     Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the company’s principal executive officer or any of the company’s three other most highly compensated executive officers employed as of the end of the year (other than the principal executive officer or the principal financial officer), but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. The Company has structured the Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, it is seeking stockholder approval of the Plan and the material terms of the related performance goals.
Section 409A of the Internal Revenue Code of 1986
     Section 409A to the Internal Revenue Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding: (i) timing of payouts; (ii) advance election of deferrals; and, (iii) restrictions on acceleration of payouts, results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with the new Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.
     Section 409A is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain Awards under the Plan. The Company intends that any Awards granted under the Plan satisfy the requirements of new Section 409A to avoid the imposition of excise tax thereunder.
     THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE PLAN IS NOT COMPLETE, AND THE COMPANY RECOMMENDS THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.
     The allocation of Awards in 2009 under the Plan is not currently determinable because Awards will be made in accordance with future decisions of the Compensation Committee following the general guidelines of the Plan. For a description of the awards granted during 2008 to Named Executive Officers under the Plan, please see the executive compensation tables.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE 2001 INCENTIVE PLAN, TAKING INTO ACCOUNT THE FOLLOWING:
•	The Company believes that its employees are recognized as the best in the industry and that equity-based compensation is critical to their recruitment and retention.

•	The Compensation Committee believes that restricted stock grants are a strategically favorable means of assuring employee alignment with stockholders. If the amended and restated Plan is not approved by the stockholders, the Company will have 362,810 shares available for restricted stock grants under the Plan. This will be insufficient to provide an appropriate level of restricted stock compensation to employees, and will unduly hamper the Company’s attempts at structuring a compensation package that fully aligns employees with the interests of stockholders.
PROPOSAL NUMBER 3:
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
General
     The Finance, Risk Management and Audit Committee has appointed the firm of Ernst & Young LLP as the Company’s independent certified public accountants for the year ending December 31, 2009, subject to ratification by the Company’s stockholders. Ernst & Young has served as the Company’s independent certified public accountants since 1991. Representatives of Ernst & Young are expected to be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.
Fees of Ernst & Young LLP
     Ernst & Young’s fees for professional services totaled $881,023 for 2008 and $891,047 for 2007. During 2008 and 2007, Ernst & Young’s fees for professional services included the following:
•	Audit Fees — fees for audit services, which relate to the consolidated audit, internal control audit in compliance with Sarbanes-Oxley Section 404, quarterly reviews, subsidiary audits and related matters were $678,625 in 2008 and $700,837 in 2007.

•	Audit-Related Fees — fees for audit-related services, which consisted primarily of the SAS 70 report, the retirement plan audits, and quarterly agreed-upon procedures were $199,998 in 2008 and $187,810 in 2007.

•	Tax Fees — there were no fees for tax services in 2008 or in 2007.

•	All Other Fees — there were fees for other services of $2,400 in 2008 and in 2007.
     The Finance, Risk Management and Audit Committee reviewed the non-audit services provided to the Company and considered whether Ernst & Young’s provision of such services was compatible with maintaining its independence.
Finance, Risk Management and Audit Committee Pre-Approval Policy for Audit and Non-Audit Services
     The Finance, Risk Management and Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent certified public accountant. Unless a service proposed to be provided by the independent certified public accountant has been pre-approved by the Finance, Risk Management and Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Finance, Risk Management and Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent certified public accountant is required to provide detailed back-up documentation concerning the specific services to be provided.
     The Finance, Risk Management and Audit Committee may delegate pre-approval authority to one or more of its members, including a subcommittee of the Finance, Risk Management and Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Finance, Risk Management and Audit Committee at its next scheduled meeting. The Finance, Risk Management and Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent auditor.

     None of the services related to the Audit-Related Fees, Tax Fees or Other Fees described above were approved by the Finance, Risk Management and Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the Securities and Exchange Commission.
Required Affirmative Vote
     If the votes cast in person or by proxy at the 2009 Annual Meeting of Stockholders in favor of this proposal exceed the votes cast opposing the proposal, the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the year ending December 31, 2009, will be ratified. If the appointment of Ernst & Young is not ratified, the Finance, Risk Management and Audit Committee will reconsider the appointment.

     THE BOARD OF DIRECTORS AND THE FINANCE, RISK MANAGEMENT AND AUDIT COMMITTEE RECOMMEND THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.
ADDITIONAL INFORMATION
Delivery of Proxy Statement
     The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as “householding,” potentially means extra convenience for securityholders and cost savings for companies. This year, a number of brokers with accountholders who are Administaff stockholders will be householding the Company’s proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholder. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker and direct your written request to Administaff, Inc., Attention: Ruth Saler, Investor Relations Administrator, 19001 Crescent Springs Drive, Kingwood, Texas 77339 or contact Ruth Saler at 800-237-3170. The Company will promptly deliver a separate copy to you upon request.
Stockholder Proposals for 2009 Meeting
     In order for director nominations and stockholder proposals to have been properly submitted for presentation at the 2009 Annual Meeting of Stockholders, notice must have been received by the Company between the dates of October 29, 2008, and November 28, 2008. The Company received no such notice, and no stockholder director nominations or proposals will be presented at the Annual Meeting of Stockholders.
Stockholder Proposals for 2010 Proxy Statement
     Any proposal of a stockholder intended to be considered for inclusion in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders must be received at the Company’s principal executive offices no later than the close of business on November 30, 2009.
Advance Notice Required for Stockholder Nominations and Proposals
     The Bylaws of the Company require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2010 if it is received not later than the close of business on November 30, 2009, and not earlier than the close of business on October 31, 2009. In addition, the Bylaws require that such written notice set forth: (a) for each person whom the stockholder proposes to nominate for election, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including, without limitation, such person’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected; and (b) as to such stockholder: (i) the name and address, as they appear on the Company’s books, of such stockholder; (ii) the class and number of shares of the Company’s capital stock that are beneficially owned by such stockholder; and (iii) a description of all agreements, arrangements or understandings between such stockholder and each such person that such stockholder proposes to nominate as a director and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder.
     In the case of other proposals by stockholders at an annual meeting, the Bylaws require that such written notice set forth as to each matter such stockholder proposes to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting; (b) the reasons for conducting such business at the annual meeting; (c) the name and address, as they appear on the Company’s books, of such stockholder; (d) the class and number of shares of the Company’s stock that is beneficially owned by such stockholder; and (e) any material interest of such stockholder in such business.
FINANCIAL INFORMATION
     A copy of the Company’s Annual Report on Form 10-K for the Year Ended December 31, 2008, as filed with the Securities Exchange Commission, including any financial statements and schedules and exhibits thereto, may be obtained without charge by written request to Ruth Saler, Investor Relations Administrator, Administaff, Inc., 19001 Crescent Springs Drive, Kingwood, Texas 77339-3802.
By Order of the Board of Directors

Daniel D. Herink
Senior Vice President of Legal,
General Counsel and Secretary
March 30, 2009
Kingwood, Texas

Appendix A

ADMINISTAFF, INC. 2001 INCENTIVE PLAN
(Amended and Restated as of February 12, 2009)

ADMINISTAFF, INC.
2001 INCENTIVE PLAN
(Amended and Restated as of February 12, 2009)
     1. Objectives. This Administaff, Inc. 2001 Incentive Plan (the “Plan”) is intended as an incentive to retain and attract persons of training, experience and ability to serve as employees of Administaff, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and as nonemployee directors of the Company, to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries.
     2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
          “Annual Director Award Date” means, for each calendar year in which this Plan is in effect, the date on which the annual meeting of the stockholders of the Company is held in that year.
          “Award” means an Employee Award or a Director Award.
          “Award Agreement” means an agreement between the Company and a Participant in such form as is deemed acceptable by the Committee that sets forth the terms, conditions and limitations applicable to an Award.
          “Board” means the Board of Directors of the Company.
          “Cash Award” means an Award payable in cash.
          “Cause” means:
     (a) the Director whose removal is proposed has been convicted, or when a Director is granted immunity to testify when another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal;
     (b) such Director has been found by the affirmative vote of a majority of the entire Board at any regular or special meeting of the Board called for that purpose or by a court of competent jurisdiction to have been guilty of wilful misconduct in the performance of his duties to the Company in a matter of substantial importance to the Company; or
     (c) such Director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a Director of the Company.

          “Change in Control” means:
     (a) the date of the acquisition by any “person” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), excluding the Company or any of its Subsidiaries, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the then outstanding voting securities entitled to vote generally in the election of directors; or
     (b) the date the individuals who constitute the Board as of May 5, 2009 (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, provided that any person becoming a director subsequent to May 5, 2009, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than any individual whose nomination for election to Board membership was not endorsed by the Company’s management prior to, or at the time of, such individual’s initial nomination for election) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or
     (c) the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company’s assets or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (c) if consummation of the transaction would result in at least 65% of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company’s business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least 65% of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or
     (d) the date the Company files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report of item therein) that a change in control of the Company has occurred.
          “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
          “Committee” means the Compensation Committee of the Board or any other committee as may be designated by the Board.
          “Common Stock” means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Section 14.
          “Company” means Administaff, Inc., a Delaware corporation.
          “Director” means a member of the Board, excluding any individual who is also an employee of the Company or any Subsidiary.

          “Director Award” means a Director Option or a Director Stock Award.
          “Director Option” means a nonqualified stock option granted to a Director pursuant to Section 8.
          “Director Stock Award” means an award of Common Stock granted to a Director pursuant to Section 8.
          “Disability” means the inability to perform the duties of the Director’s position for a period of six (6) consecutive months or for an aggregate of six (6) months during any twelve (12) month period after the Grant Date by reason of any medically determinable physical or mental impairment, as determined by the Committee in the Committee’s sole discretion.
          “Employee” means an individual employed by the Company or any Subsidiary. For purposes of this Plan, an Employee also includes any individual who has been offered employment by the Company or any Subsidiary, provided that (a) any Award granted to such prospective employee shall be canceled if such individual fails to commence such employment, (b) no payment of value may be made in connection with such Award until such individual has commenced such employment and (c) such individual may not be granted an ISO prior to the date the individual actually commences employment.
          “Employee Award” means any Option, Performance Award, Phantom Stock Award, Cash Award, Stock Award, Stock Appreciation Right or Other Stock-Based Award, whether granted singly, in combination or in tandem, to a Participant who is an Employee pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
          “Exercise Price” means the price at which the Option Shares may be purchased under the terms of the Award Agreement.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
          “Fair Market Value” of a share of Common Stock means, as of a particular date, (a) if shares of Common Stock are listed on a national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the exchange at the time of exercise; (b) if shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, Inc., the closing sales price per share of Common Stock reported by the Nasdaq Stock Market, Inc. on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported or, at the discretion of the Committee, the price prevailing on the Nasdaq Stock Market, Inc. at the time of exercise; (c) if the Common Stock is not so listed or quoted, the closing price on that date or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by the Nasdaq Stock Market, Inc. or, if not reported by the Nasdaq Stock Market, Inc., by the National Quotation Bureau Incorporated; or (d) if none of the above is applicable, then such amount as may be determined by the Committee or the Board in such a manner as it deems in good faith to be the fair market value per share of Common Stock.

          “Grant Date” means (a) with respect to an Award other than a Director Award, the date specified by the Committee in the Award Agreement on which such Award will become effective and (b) with respect to a Director Award, the automatic date of grant for such Award as provided in Section 8.
          “ISO” means an incentive stock option within the meaning of Code Section 422.
          “Option” means a right to purchase a particular number of shares of Common Stock at a particular Exercise Price, subject to certain terms and conditions as provided in this Plan and Award Agreement. An Option may be in the form of an ISO or a nonqualified stock option within the meaning of Code Section 83.
          “Option Shares” means the shares of Common Stock covered by a particular Option.
          “Other Stock-Based Award” means any stock-based Award that shall consist of a right that is not an Option, Performance Award, Phantom Stock Award, Stock Award or SAR and is (i) denominated or payable in; (ii) valued in whole or in part by reference to; or (iii) otherwise based on or related to shares of Common Stock as is deemed by the Committee to be consistent with the terms of the Plan.
          “Participant” means an Employee or a Director to whom an Award has been granted under this Plan.
          “Performance Award” means an Employee Award, such as a Performance Unit, that is subject to the achievement of one or more Performance Objectives established by the Committee.
          “Performance Objectives” means the objectives, if any, established by the Committee that are to be achieved with respect to an Award granted under this Plan, which may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of a division, Subsidiary, department, geographic market or function within the Company or a Subsidiary in which the Participant receiving the Award is employed, or in individual or other terms, and which shall relate to the period of time determined by the Committee. The Performance Objectives intended to qualify under Code Section 162(m) shall be with respect to one or more of the following: (a) net earnings; (b) operating income; (c) earnings before interest and taxes; (d) earnings before interest, taxes, depreciation and amortization expenses; (e) earnings before taxes and unusual or nonrecurring items; (f) total revenue; (g) return on investment; (h) return on equity; (i) return on total capital; (j) return on assets; (k) total stockholder return; (l) return on capital employed in the business; (m) stock price performance; (n) earnings per share growth; (o) cash flows; (p) total profit; (q) operating expenses; (r) fee revenue; (s) total revenue less bonus payroll; (t) the number of paid worksite employees; and (u) gross mark-up per worksite employee.
          The Committee shall determine, in its sole discretion, at the time of grant of an Award, which Performance Objectives to use with respect to an Award, the weighting of such objectives if more than one is used and whether such objective(s) is (are) to be measured against a Company-established budget or target, an index or a peer group of companies. A Performance Objective need not be based on an increase or a positive result and may include, for example, maintaining the status quo or limiting economic losses.
          “Performance Unit” means a unit equivalent to $100 or such other value as determined by the Committee.

          “Phantom Stock Award” means the right to receive the value of a specified number of shares of Common Stock.
          “Plan” means the Administaff, Inc. 2001 Incentive Plan, as amended and restated, and as amended from time to time.
          “Restricted Stock” means shares of Common Stock that are restricted or subject to forfeiture provisions.
          “Stock Appreciation Rights” or “SARs” means the right to receive an amount of Common Stock equal to the appreciation in value of a specified number of shares of Common Stock over a particular period of time.
          “Stock Award” means an Employee Award denominated in or payable in shares of Common Stock, which may be Restricted Stock.
          “Subsidiary” means (a) with respect to any Awards other than ISOs, (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the stockholders of such corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise) and (b) with respect to Awards of ISOs, any subsidiary within the meaning of Code Section 424(f).
     3. Plan Administration and Designation of Participants. All Employees of the Company and its Subsidiaries and all Directors of the Company are eligible for Awards under this Plan. The Committee shall select the Participants from time to time by the grant of Employee Awards under this Plan and, subject to the terms and conditions of this Plan, shall determine all terms and conditions of the Employee Awards. Except as otherwise set forth herein, the Committee shall have no discretion with respect to the issuance of a Director Award.
          This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or appropriate.
          The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability, in whole or in part, of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (a) not adverse to the Participant to whom such Award was granted or (b) consented to by such Participant. Notwithstanding anything herein to the contrary, without the prior approval of the Company’s stockholders, Awards issued under the Plan will not be repriced, replaced or regranted through cancellation or by decreasing the Exercise Price of a previously granted Award except as provided by the adjustment provisions of Section 14.
          No member of the Committee shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
     4. Delegation of Authority. The Board or Committee may delegate to the Chairman of the Board the duties of the Committee under this Plan pursuant to such conditions or limitations as each may establish, except that neither may delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.
     5. Award Agreement. Each Award granted hereunder shall be described in an Award Agreement, which shall be subject to the terms and conditions of this Plan and shall be accepted in such manner as is deemed acceptable by the Committee by the Participant and by the appropriate officer for and on behalf of the Company.
     6. Shares of Common Stock Reserved for this Plan. Subject to adjustment as provided in Section 14 hereof, a total of 3,900,000 shares of Common Stock, shall be reserved for issuance upon the exercise or payment of Awards granted pursuant to this Plan. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing. The Committee and the appropriate officers of the Company shall from time to time take whatever actions are necessary to execute, acknowledge, file and deliver any documents required to be filed with or delivered to any governmental authority or any stock exchange or transaction reporting system on which shares of Common Stock are listed or quoted in order to make shares of Common Stock available for issuance pursuant to this Plan. Awards that are forfeited or terminated or expire unexercised in such a manner that all or some of the shares of Common Stock subject thereto are not issued to a Participant or are exchanged for Awards that do not involve Common Stock, shall again immediately become available for the granting of Awards under this Plan. If the tax withholding obligation resulting from the settlement of any such option or other Award is satisfied by withholding shares of Common Stock, only the number of shares of Common Stock issued net of the shares of Common Stock withheld shall be deemed delivered for purposes of determining usage of shares against the maximum number of shares of Common Stock available for delivery under the Plan or any sublimit set forth above. The Committee may from time to time adopt and observe such rules and procedures concerning the counting of shares against the Plan maximum or any sublimit as it may deem appropriate, including rules more restrictive than those set forth above to the extent necessary to satisfy the requirements of any national stock exchange on which the Common Stock is listed or any applicable regulatory requirement.
     7. Employee Awards.
     (a) Options. An Employee Award may be in the form of an Option. The Exercise Price of an Option granted under this Plan shall not be less than 100% of the Fair Market Value of the Common Stock at the time of the grant.
     (i) Incentive Stock Options. Options granted to Employees hereunder may be ISOs. An ISO shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. Any ISO granted shall expire not later than ten (10) years after the Grant Date, with the expiration date to be specified by the Committee in the Award Agreement. Any ISO granted must, in addition to being subject to applicable terms, conditions and limitations established by the Committee, comply with Code Section 422. All other terms, conditions and limitations applicable to ISOs shall be determined by the Committee.

     (ii) Nonqualified Stock Options. Options granted to Employees may be nonqualified stock options within the meaning of Code Section 83. A nonqualified stock option shall consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise, which shall not be less than the Fair Market Value of the Common Stock on the Grant Date. The expiration date of the nonqualified stock option shall be specified by the Committee in the Award Agreement. All other terms, conditions and limitations applicable to nonqualified stock options shall be determined by the Committee.
     (b) Performance Award. An Employee Award may be in the form of a Performance Award, such as a Performance Unit. A Performance Award shall be subject to the achievement of one or more Performance Objectives. All other terms, conditions and limitations applicable to Performance Awards shall be determined by the Committee.
     (c) Stock Award (including Restricted Stock). An Employee Award may consist of Common Stock or may be denominated in units of Common Stock. All terms, conditions and limitations applicable to any Stock Award pursuant to this Plan shall be determined by the Committee.
     (d) Phantom Stock Award. An Employee Award may be in the form of Phantom Stock or other bookkeeping account tied to the value of shares of Common Stock. All terms, conditions and limitations applicable to any Phantom Stock Award shall be determined by the Committee.
     (e) Stock Appreciation Right. An Employee Award may be in the form of SARs. All terms, conditions and limitations applicable to any Employee Awards of SARs shall be determined by the Committee.
     (f) Cash Award. An Employee Award may be in the form of a Cash Award. All terms, conditions and limitations applicable to any Cash Award shall be determined by the Committee.
     (g) Other Stock-Based Awards. An Employee Award may be in the form of any Other Stock-Based Award. All terms, conditions and limitations applicable to any Other Stock-Based Award shall be determined by the Committee.
     (h) The following limitations shall apply to any Award made hereunder:
     (i) Notwithstanding anything herein to the contrary, no Participant may be granted, during any one calendar year period, Options or SARs covering more than 200,000 shares of Common Stock.
     (ii) Notwithstanding anything herein to the contrary, no Participant may receive, during any one calendar year period, an aggregate payment under Cash Awards or Performance Awards payable in cash in excess of $2,000,000.
     (iii) Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, more than 200,000 shares of Common Stock pursuant to Stock Awards (excluding Restricted Stock), Phantom Stock Awards or Other Stock-Based Awards.

     (iv) Notwithstanding anything herein to the contrary, no Participant may be issued, during any one calendar year period, Restricted Stock covering more than 200,000 shares of Common Stock.
     8. Directors Awards. Directors of the Company shall be granted Director Awards in accordance with this Section 8 and subject to applicable terms and limitations set forth in this Plan and the applicable Award Agreements. Notwithstanding anything herein to the contrary, if the number of shares of Common Stock available for Awards under this Plan is insufficient to make all automatic grants of Director Awards provided for in this Section 8 on the applicable Grant Date, then all Directors who are entitled to a Director Award on such date shall share ratably in the number of shares then available for Awards under this Plan, all Directors shall have no right to receive a Director Award with respect to the deficiencies in the number of available shares, and all future Director Awards under this Section 8 shall terminate.
     (a) Initial Director Award. Each Director who is elected or appointed to the Board for the first time after February 12, 2009, shall be automatically granted, on the date of his or her election or appointment to the Board, a Director Stock Award of a number of shares of Restricted Stock with an aggregate Fair Market Value, determined as of the date prior to the Grant Date, of $75,000, rounded up to the next higher whole share amount in the case of a fractional share amount, which shall become vested as to one-third (1/3) of the shares on each anniversary of the Grant Date unless such Director gives advance written notice to the Committee that he or she does not wish to receive such Director Stock Award. Notwithstanding the foregoing, if the Director terminates his service as a member of the Board, his or her unvested portion of such Director Stock Award, if any, shall terminate immediately on such termination date, unless such termination of service is due to death or Disability, in which event the unvested portion of such Director Stock Award shall become immediately 100% vested on such termination date.
     (b) Annual Director Award. On the Annual Director Award Date, each Director who is in office immediately after the annual meeting on such date and who was not elected or appointed to the Board for the first time on such date shall be granted a Director Stock Award of a number of shares of Common Stock with an aggregate Fair Market Value, determined as of the date prior to the Grant Date, of $75,000. In lieu of such Director Stock Award, each Director may elect prior to the issuance of such Director Stock Award, in a time and manner determined acceptable by the Committee, to receive on the Annual Director Award Date, a Director Option to purchase a number of shares of Common Stock which has an aggregate value, determined as of the date prior to the Grant Date, of $75,000, calculated using the valuation methodology most recently utilized by the Company for purposes of financial statement reporting. The Exercise Price of Director Options issued under this Plan shall not be less than the Fair Market Value of the Common Stock at the Grant Date. Awards granted pursuant to this subsection shall be 100% vested and exercisable and shall be rounded up to the next higher whole share amount in the case of a fractional share amount. No awards will be made to an individual Director pursuant to this subsection (b) if such Director gives advance written notice to the Committee that he or she does not wish to receive such award.
     (c) Termination of Director Options. Any Director Option granted to each Director shall terminate and be of no force and effect with respect to any shares of Common Stock not previously purchased by the Director upon the first to occur of:
(i)	the tenth (10th) anniversary of the Grant Date for such Award; or

(ii)	the expiration of (A) three months following the Director’s termination of service for Cause or (B) three years following the Director’s termination of service for any other reason.
               Notwithstanding anything herein to the contrary, the normal expiration date for Director Options shall not be extended.
     (d) Forfeiture of Director Stock Award. Any portion of a Director Stock Award which has not become vested on or before the date of the Director’s termination of service shall be forfeited.
     (e) Exercise Price. The Exercise Price of the Common Stock under the Director Options granted to each Director shall be the Fair Market Value of the shares of Common Stock subject to such Director Option on the Grant Date for such Director Option.
     (f) Award Agreement. Each Director Option and Director Stock Award granted to a Director shall be evidenced by an Award Agreement between the Company and such Director that sets forth the terms, conditions and limitations described above, if any, and any additional terms, conditions and limitations applicable to the Director Option or the Director Stock Award. Such Award Agreements shall be consistent with the terms and conditions of this Plan.
     9. Payment of Awards.
     (a) General. Payment of Awards may be made in the form of cash or, if permitted, by the Committee by transfer of Common Stock or combinations thereof and may include such restrictions as the Committee shall determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions.
     (b) Deferral. The Committee may, in its discretion, (i) permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee or (ii) provide for the deferral of an Award in an Award Agreement or otherwise.
     (c) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividend equivalents for deferred payment denominated in Common Stock or units of Common Stock.
     (d) Substitution of Awards. At the discretion of the Committee, a Participant who has been granted an Employee Award may be offered an election to substitute an Employee Award for another Employee Award or Employee Awards of the same or different type, subject to the overall limits expressed in this Plan; provided, however, that except as provided in Section 3, in no event may the Exercise Price of an outstanding option or SAR be reduced by modification, substitution or any method without the prior approval of the Company’s stockholders.
     (e) No Fractional Shares. The Committee shall not be required to issue any fractional shares of Common Stock under this Plan. The Committee, in its sole discretion, may provide for the elimination of fractions for the settlement of fractions in cash.

     10. Option Exercise. The price at which shares of Common Stock may be purchased under an Option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
     11. Termination of Employment or Service. Upon the termination of employment or service by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award or, in the case of Director Awards, as provided in this Plan. Unless otherwise specifically provided in the Award Agreement, each Award granted pursuant to this Plan that is an Option shall immediately terminate to the extent the Option is not vested (or does not become vested as a result of such termination of employment or service) on the date the Participant terminates employment or service with the Company or its Subsidiaries.
     12. Acceleration Upon a Change in Control. Notwithstanding anything herein to the contrary, all conditions and/or restrictions relating to the continued employment or service of a Participant and/or the achievement of Performance Objectives with respect to the vesting and exercisability or full entitlement to any Award shall immediately lapse upon a Change in Control.
     13. Assignability. Unless otherwise permitted by the Committee, no Award granted under this Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than by (a) will or the laws of descent and distribution or (b) a qualified domestic relations order. During the lifetime of a Participant, any Award shall be exercisable only by him, or in the case of a Participant who is mentally incapacitated, the Award shall be exercisable by his guardian or legal representative. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment or transfer in violation of this Section 13 shall be null and void. Upon the Participant’s death, the personal representative or other person entitled to succeed to the rights of the Participant (the “Successor Participant”) may exercise such rights. A Successor Participant must furnish proof satisfactory to the Company of his or her right to exercise the Award under the Participant’s will or under the applicable laws of descent and distribution.
          Subject to approval by the Committee in its sole discretion, other than with respect to ISOs, all or a portion of the Awards granted to a Participant under this Plan may be transferable by the Participant, to the extent and only to the extent specified in such approval, to (a) the spouse, children or grandchildren (including adopted and stepchildren and grandchildren) of the Participant (“Immediate Family Members”), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members and, if applicable, the Participant or (c) a partnership or partnerships in which such Immediate Family Members and, if applicable, the Participant are the only partners. Subsequent transfers of transferred Awards shall be prohibited except by will or the laws of descent and distribution, unless such transfers are made to the original Participant or a person to whom the original Participant could have made a transfer in the manner described herein. No transfer shall be effective unless and until written notice of such transfer is provided to the Committee, in the form and manner prescribed by the Committee.

Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and except as otherwise provided herein, the term “Participant” shall be deemed to refer to the transferee. No transferred Options shall be exercisable unless arrangements satisfactory to the Company have been made to satisfy any tax withholding obligations the Company may have with respect to the Options. The consequences of termination of employment or service shall continue to be applied with respect to the original Participant, following which the Awards shall be exercisable by the transferee only to the extent and for the periods specified in this Plan and the Award Agreement.
     14. Adjustments.
     (a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize (i) any or all adjustments, recapitalization, reorganizations or other changes in the ownership of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures or other obligations, (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business or (vi) any other Company act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.
     (b) In the event of any Common Stock distribution or split, recapitalization, extraordinary distribution, merger, consolidation, combination or exchange of shares of Common Stock or similar change or upon the occurrence of any other event that the Committee, in its sole discretion, deems appropriate, (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards, (ii) the Exercise Price in respect of such Awards, (iii) the appropriate value and price determinations for such Awards, (iv) the per person limitation on Awards of Options and SARs and (v) the kind of shares covered thereby (including shares of another issuer) shall be adjusted as appropriate.
     (c) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized (i) to issue or assume Awards, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards, as appropriate, for previously issued Awards or to assume previously issued Awards as part of such adjustment, (ii) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards (to the extent not otherwise provided under Sections 7 or 8) and the termination of options that remain unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of any Awards and the cancellation thereof (to the extent not otherwise provided under Sections 7 or 8) and to deliver to the Participants cash in an amount that the Board shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or SARs shall be the excess of the Fair Market Value of Common Stock on such date over the exercise or strike price of such Award.
     (d) The Committee, in its sole discretion and without the consent of the Participant, may amend (i) any stock-based Award to reflect a change in accounting rules required by the Financial Accounting Standards Board and (ii) any Award that is not intended to meet the requirements of Code Section 162(m), to reflect a significant event that the Committee, in its sole discretion, believes to be appropriate to reflect the original intent in the grant of the Award.

     15. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued as provided in the applicable Award Agreement or as otherwise determined by the Committee.
     16. Amendments or Termination. The Board may amend, alter or discontinue this Plan, except that (a) no amendment or alteration that would impair the rights of any Participant under any Award that he has been granted shall be made without his consent and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is required by applicable legal requirements or the requirements of the securities exchange on which the Company’s Common Stock is listed.
     17. Restrictions. No shares of Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws and the requirements of any securities exchange or transaction reporting system upon which the Common Stock is then listed.
     18. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
     19. Parachute Payment Limitation. Notwithstanding any contrary provision of the Plan, the Committee may provide in the Award Agreement or in any other agreement with the Participant for a limitation on the acceleration of vesting and exercisability of unmatured Awards to the extent necessary to avoid or mitigate the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant or may provide for a supplemental payment to be made to the Participant as necessary to offset or mitigate the impact of the golden parachute excise tax on the Participant. In the event the Award Agreement or other agreement with the Participant does not contain any contrary provision regarding the method of avoiding or mitigating the impact of the golden parachute excise tax under Section 4999 of the Code on the Participant, then notwithstanding any contrary provision of this Plan, the aggregate present value of all parachute payments payable to or for the benefit of a Participant, whether payable pursuant to this Plan or otherwise, shall be limited to three times the Participant’s base amount less one dollar and, to the extent necessary, the exercisability of an unmatured Award shall be reduced in order that this limitation not be exceeded. For purposes of this

Section 19, the terms “parachute payment,” “base amount” and “present value” shall have the meanings assigned thereto under Section 280G of the Code. It is the intention of this Section 19 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to Section 280G of the Code.
     20. Code Section 409A Compliance. The Board intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”) to avoid the imposition of excise taxes thereunder. If any provision of the Plan or an Award Agreement under the Plan would result in the imposition of an excise tax under Section 409A, that provision will be reformed to avoid imposition of the excise tax and no action taken to comply with Section 409A shall be deemed to impair the rights of any Participant under the Plan or an Award Agreement under the Plan.
     21. Indemnification. The Company shall indemnify and hold harmless any member of the Board or the Committee and other individuals, including Employees and Directors, performing services on behalf of the Committee, against any liability, cost or expense arising as a result of any claim asserted by any person or entity under the laws of any state or of the United States with respect to any action or failure to act of such individuals taken in connection with this Plan, except claims or liabilities arising on account of the willful misconduct or bad faith of such Board member, Committee member or individual.
     22. Right to Employment or Service. The granting of any Award shall not impose upon the Company any obligation to maintain any Participant as an Employee or a Director and shall not diminish the power of the Company to terminate any Participant’s employment or service at any time.
     23. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
     24. Effective Date of Plan. This amendment and restatement of the Plan shall be effective as of February 12, 2009, subject to approval of this amendment and restatement at the 2009 annual meeting of the stockholders of the Company. If the stockholders of the Company should fail to so approve this amendment and restatement of the Plan at that time, this amendment and restatement shall terminate and cease to be of any further force or effect, and the Plan shall be reinstated in the form in effect prior to this amendment and restatement, and any grants of awards in excess of those authorized prior to this amendment and restatement shall be null and void.
Attested to by the Secretary of Administaff, Inc., as
adopted by the Board of Directors effective as of
February 12, 2009.
/s/ Daniel D. Herink

PRINT AUTHORIZATION (THIS BOXED AREA DOES NOT PRINT) To commence printing on this proxy card please sign, date and fax this card to: 212-709-3287 SIGNATURE: DATE: TIME: FOLD AND DETACH HERE Signature Signature Date NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Please mark your votes as indicated in this example X WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED “FOR” THE PROPOSALS. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS 1. ELECTION OF DIRECTORS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN 01 Paul J. Sarvadi 02 Austin P. Young (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions ___2. To approve the amendment and restatement of the Administaff, Inc. 2001 Incentive Plan. 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the year 2009. Mark Here for Address Change or Comments SEE REVERSE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING; BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the stockholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/asf Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. 43780 ADMINISTAFF, INC. k141606:43780 Administaff, Inc PC 3 3/13/09 3:25 PM Page 1 43780 Administaff, Inc. — Proxy Card Pro o f 3 — 03/13/09 — 15:24

PROXY CARD LANGUAGE ADMINISTAFF, INC. CUSIP 007094105 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS For the Annual Meeting of Stockholders of ADMINISTAFF, INC. To be Held on May 5, 2009 The undersigned hereby appoints Richard G. Rawson and Daniel D. Herink, or either of them, as the lawful agents and proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Administaff, Inc. held of record by the undersigned on March 9, 2009, at the Annual Meeting of Stockholders of Administaff, Inc., to be held at the Company’s Corporate Headquarters, Centre I in the Auditorium, located at 22900 Hwy. 59 N. (Eastex Freeway), Kingwood, Texas on May 5, 2009 at 3:00 p.m., Central Daylight Saving Time, or any reconvened meeting after an adjournment thereof. It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned Stockholder. Where no choice is specified by the Stockholder, the proxy will be voted “FOR” the Proposals 1, 2 and 3, and in the discretion of the persons named herein on all other matters that may properly come before the Annual Meeting. (Continued and to be marked, dated and signed, on the other side) Address Change/Comments (Mark the corresponding box on the reverse side) FOLD AND DETACH HERE BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 43780 You can now access your BNY Mellon Shareowner Services account online. Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect® (ISD). The transfer agent for Administaff, Inc., now makes it easy and convenient to get current information on your stockholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Establish/change your PIN Visit us on the web at http://www.bnymellon.com/shareowner/isd For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time www.bnymellon.com/shareowner/isd Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.